As filed with the Securities and Exchange Commission on March 31, 2004

                                                       Registration No. 333-____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                                   KROLL INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       13-4131019
 (State or Other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                       Identification No.)

                                   -----------
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 593-1000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   -----------

                              Michael G. Cherkasky
                      President and Chief Executive Officer
                                   Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 593-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   -----------
                                   Copies to:

                             Sabrina H. Perel, Esq.
                  Executive Vice President and General Counsel
                                   Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 593-1000

                                      -and-

                             Peter S. Kolevzon, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100
                              (212) 715-8000 (Fax)
                                   ----------

        Approximate date of commencement of proposed sale to the public: at such time or times after the effective date of this Registration Statement as the selling securityholders may determine.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                                 Proposed          Proposed          Amount
   Title of each class          Amount           maximum           maximum             of
   of securities to be           to be        offering price      aggregate       registration
        registered            registered         per unit       offering price        fee
--------------------------- ---------------- ----------------- ----------------- ---------------
1.75% convertible
subordinated notes due
January 15, 2014            $175,000,000           100%        $175,000,000 (1)    $22,172.50
--------------------------- ---------------- ----------------- ----------------- ---------------
Common Stock, par value
$.01 per share               4,991,087(2)          (3)               (3)              (3)
--------------------------- ---------------- ----------------- ----------------- ---------------

(1) Estimated solely to calculate the registration fee under Rule 457(c) under the Securities Act of 1933.

(2) Consists of 4,991,087 shares of common stock of Kroll Inc. initially issuable upon conversion of the notes at a rate of 28.5205 shares of common stock for each $1,000 original principal amount of the notes. Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional shares of common stock of Kroll Inc. as may be issued as a result of stock splits, dividends and combinations.

(3) Pursuant to Rule 457(i) under the Securities Act of 1933, no filing fee is payable with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration is payable upon such conversion.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

================================================================================
The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission that includes this prospectus is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
================================================================================


                   Subject to Completion, Dated March 31, 2004

PROSPECTUS


                                   Kroll Inc.
                $175,000,000 1.75% Convertible Subordinated Notes
                              due January 15, 2014

                        4,991,087 Shares of Common Stock

                                ----------------

        This prospectus relates to resales of our 1.75% convertible subordinated notes due January 15, 2014 issued in a private offering in January 2004 and 4,991,087 shares of common stock initially issuable upon conversion of the notes, plus an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the notes as a result of conversion rate adjustments, in circumstances described in this prospectus.

        The notes and the shares of common stock may be sold from time to time by and for the account of the selling securityholders named in this prospectus or in supplements to this prospectus. The selling securityholders may sell all or a portion of the notes or the shares of common stock from time to time in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price for the notes or common stock or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal, or by a combination of these methods of sale. See "Plan of Distribution" on page 64 for additional information concerning the methods of sale.

        We will not receive any of the proceeds from the sale of the notes or the shares of common stock offered by this prospectus; the selling securityholders will receive all these proceeds.

        The notes mature on January 15, 2014 and bear interest at a rate of 1.75% per annum. We will pay interest on the notes on January 15 and July 15 of each year, beginning on July 15, 2004. The interest rate is subject to upward adjustment during certain periods under certain circumstances described in this prospectus.

        The notes are convertible into shares of our common stock initially at a conversion rate of 28.5205 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $35.06 per share (subject to adjustment in certain events), under the following circumstances: (1) during specified periods, if the closing sale price of our common stock reaches, or the trading price of the notes falls below, specified levels described in this prospectus; (2) we call the notes for redemption; (3) during any period in which the credit rating assigned to the notes by both Moody's and Standard & Poor's is below specified levels or is suspended or withdrawn by both rating agencies; or (4) specified corporate transactions occur.

        On March 30, 2004, the last reported sale price for our common stock on the Nasdaq National Market was $26.39 per share. Our common stock is traded under the symbol "KROL."

        The notes are our subordinated, unsecured obligations and rank equal in right of payment with all of our other unsecured and subordinated indebtedness. The notes are subordinated in right of payment to all of our existing and future senior indebtedness and effectively subordinated to all of our existing and future secured indebtedness. The notes are not guaranteed by any of our subsidiaries and, accordingly, the notes are structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries. The indenture pursuant to which the notes have been issued does not limit our right or the right of our subsidiaries to incur indebtedness in the future.

        On or after January 15, 2009, we have the option to redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of redemption. On January 15, 2009 and 2011, or upon a change in control, as described in this prospectus, holders of the notes may require us to repurchase all or a portion of their notes at 100% of the principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. We will pay cash for any notes repurchased on January 15, 2009 but, at our option, may pay cash, shares of our common stock (valued at 95% of its market price) or a combination of cash and shares of our common stock for repurchases made on January 15, 2011 or upon a change of control.

        The notes are evidenced by a global note deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company. Except as described in this prospectus, beneficial interests in the global note are shown on, and transfers thereon will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants.

        The notes will not be listed on any securities exchange or included in any automated quotation system. The notes sold to qualified institutional buyers are eligible for trading in The PortalSM Market of the National Association of Securities Dealers, Inc., however, the notes resold pursuant to this prospectus will no longer trade on the PORTAL Market.

        For United States federal income tax purposes, we and each holder of notes will agree to treat the notes as subject to United States federal income tax rules applicable to contingent payment debt instruments. See "Certain United States Federal Income Tax Considerations" beginning on page 56.

        See "Risk Factors" beginning on page 11 to read about important factors you should consider before buying any of the securities offered by this prospectus.

                                ----------------

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                The date of this prospectus is ___________, 2004.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        In this prospectus and in documents incorporated by reference in this prospectus we make some "forward-looking" statements, which are not historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects and proposed new products, services, developments or business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "continue," and other similar terms and phrases, including references to assumptions.

        Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. We do not intend, and undertake no obligation, to update our forward-looking statements to reflect future events or circumstances.

        All forward-looking statements are qualified by and should be read in conjunction with the risks described or referred to under the heading "Risk Factors" beginning on page 11 of this prospectus.

                             ADDITIONAL INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC's Public Reference Room in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information concerning the Public Reference Rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov or from our website at www.krollworldwide.com. However, the information on our website does not constitute a part of this prospectus.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

        In this document, we "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference herein is considered to be a part of this prospectus, and this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (referred to in this prospectus as the "Exchange Act"), after the date of this prospectus and until this offering is completed:

        o our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 15, 2004;

        o our Current Report on Form 8-K filed with the SEC on February 12, 2004;

        o Financial statements of Factual Data Corp. as of December 31, 2002 and 2001 and for each of the years then ended, included in its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC on March 28, 2003;

        o Financial statements of Zolfo Cooper, LLC contained in Amendment No. 2 to our Registration Statement on Form S-3 filed with the SEC on October 11, 2002; and

        o Financial statements of Ontrack Data International, Inc. contained in Amendment No. 2 to our Registration Statement on Form S-3 filed with the SEC on October 11, 2002.

        You may request a copy of these filings at no cost, by writing or telephoning us at:

        Kroll Inc.
        Attention: Sabrina H. Perel, Secretary
        900 Third Avenue
        New York, New York 10022
        (212) 593-1000

        You should rely only upon the information provided in this prospectus or incorporated in this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

                                     SUMMARY

        The following summary is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this prospectus. You should consider carefully the information set forth in this prospectus under the heading "Risk Factors." Unless the context otherwise requires or as otherwise stated in this prospectus, references herein to "Kroll" or to "we", "us" or "our" refer to Kroll Inc. and our subsidiaries on a consolidated basis.

                                   Kroll Inc.

        We are a leading global provider of complementary risk consulting services. We assist businesses, governments and individuals throughout the world in preventing, mitigating and responding to risk through an integrated suite of services. Our four business groups enable us to provide our clients with comprehensive, single source, risk consulting services. These four business groups are: (1) Corporate Advisory and Restructuring Services, which provides corporate restructuring, operational turnaround, strategic advisory services, financial crisis management and corporate finance services; (2) Consulting Services, which provides business and financial investigations, forensic accounting, business valuation, litigation consulting, due diligence, litigation intelligence, asset tracing and analysis, monitoring and special inquiries, market intelligence, intellectual property infringement investigations and security services, which include security architecture and design, corporate security consulting, emergency management and environmental services as well as protective services, operations and training; (3) Technology Services, which provides electronic discovery, data recovery and computer forensics services, along with related software solutions; and (4) Background Screening Services, which provides employee and vendor background investigations, credit screening, substance abuse testing and identity fraud solutions. Prior to January 1, 2004, the security services that are now provided by our Consulting Services group were reported as a separate business group.

        Our principal executive offices are located at 900 Third Avenue, New York, New York 10022; our telephone number is (212) 593-1000; and our internet address is www.krollworldwide.com. The information contained on our website does not constitute a part of this prospectus.

                                  The Offering

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see "Description of Notes" beginning on page 28 of this prospectus.


Issuer.......................     Kroll Inc., a Delaware corporation.

Notes........................     $175 million aggregate principal amount of
                                  convertible subordinated notes due January 15, 2014.

Maturity.....................     January 15, 2014, unless earlier redeemed,
                                  repurchased or converted.

Subordination................     The notes are our general unsecured and
                                  subordinated obligations. The notes rank junior in right of payment to all our existing and future senior indebtedness and rank pari passu in right of payment with all of our unsecured and subordinated obligations. At
                                  December 31, 2003, our senior indebtedness totaled approximately $32 million (which included approximately $2 million under outstanding letters of credit). Kroll is a holding company with no significant assets other than the stock of its subsidiaries, through which it conducts substantially all its operations. The notes are not guaranteed by any subsidiaries and, accordingly, the notes are structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. At December
                                  31, 2003, the total liabilities of our
                                  subsidiaries (including trade payables and other current and long-term liabilities, but excluding intercompany indebtedness) was approximately $96 million.

Interest.....................     1.75% per year on the principal amount,
                                  payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2004. The interest rate is subject to upward adjustment during certain periods under the circumstances described under "--Interest
                                  Adjustment" below.

Conversion Rights............     You may surrender your notes for conversion
                                  into our common stock based on a conversion rate of 28.5205 shares of our common stock per $1,000 principal amount of notes (which is equivalent to a conversion price of approximately $35.06 per share) under any of the following circumstances:

                                  o on any business day, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the eleventh trading day of any fiscal quarter is greater than 120% of the applicable conversion price on the eleventh trading day of that quarter;

                                  o at any time after January 15, 2013, if the closing sale price of our common stock on any date after January 15, 2013, is greater than 120% of the then applicable conversion price;

                                  o during the five consecutive business day period following any five consecutive trading day period in which the trading price for a note for each day of that trading period was less than 98% of the closing sale price of our common stock on such corresponding trading day multiplied by the applicable conversion rate;

                                  o   during any period in which the credit
                                      rating assigned to the notes by Moody's
                                      Investor Services ("Moody's") is below
                                      Caa1 and Standard & Poor's Rating Services
                                      ("Standard & Poor's") is below CCC+, the credit rating assigned to the notes is suspended or withdrawn by both such rating agencies, or neither rating agency is rating the notes;

                                  o   if we call your notes for redemption,
                                      provided that if we elect to redeem less than all the notes, only those notes called for redemption may be converted; or


                                  o upon the occurrence of specified corporate transactions described under "Description of Notes--Conversion Rights--Conversion upon Specified Corporate Transactions."


                                  Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock, at our option, in an amount per note equal to the applicable conversion rate multiplied by the applicable stock price, which is the average of the closing sales price of our common stock for the five consecutive trading days beginning on the third trading day following the conversion date.

                                  Upon submission of your notes for conversion, the conversion agent may direct you to surrender your notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in exchange for your notes, the full number of shares of our common stock into which your notes are convertible (plus cash for any fractional shares), or cash or a combination of cash and shares of our common stock in lieu thereof.

Interest Adjustment..........     If the average of the closing sale prices of
                                  our common stock for the 20 consecutive
                                  trading days ending on the third trading day preceding any repurchase date (the "reference price"; we refer to the average of the closing sale prices for the 20 consecutive trading days ending on the third day preceding any given date as the reference price calculated with respect to that date) is less than or equal to 70% of the conversion price of the notes, then the interest rate on the notes will be subject to an upward interest adjustment to the reset rate (as defined in "Description of Notes-- Interest Adjustment") for the subsequent six-month period. Once an upward interest adjustment is in effect for the six-month period after a repurchase date, the upward interest adjustment will remain in effect for each of the subsequent six-month periods until the next repurchase date (or, in the case of an upward interest adjustment in effect for the six-month period after the January 15, 2011 repurchase date, until maturity) for which the reference price calculated with respect to the January 15 or July 15 on which such six month period begins is less than or equal to 70% of the conversion price of the notes. If the reference price calculated with respect to any January 15 or July 15 is greater than 70% of the conversion price then no upward interest adjustment will be in effect, and the interest rate on the notes will equal the original interest rate of

                                  1.75%, for the subsequent six-month period. If the reference price calculated with respect to any repurchase date is greater than 70% of the conversion price, then the interest rate on the notes will not be subject to a potential upward interest adjustment until the next repurchase date.

                                  The "reset rate" applicable to any six-month period for which there is an upward adjustment, as determined by the reset agent (as defined in "Description of Notes -- Interest Adjustment") on a repurchase date, will be equal to a per annum rate (the "reference fixed rate") that would, in the judgment of the reset agent (averaged, at our request, with the rate provided by one other nationally recognized investment bank), result in a trading price of par for a hypothetical issue of subordinated, nonconvertible, fixed-rate debt securities of Kroll with (1) a final maturity equal to the term from the repurchase date with respect to which the reset rate is determined until the next repurchase date (or maturity if the repurchase date is the January 15, 2011 repurchase date);
                                  (2) an aggregate principal amount equal to the aggregate principal amount of the notes then outstanding; and (3) provisions that are, insofar as would be practicable for an issue of subordinated, nonconvertible, fixed-rate debt securities, substantially identical to those of the notes. In no event, however, will the applicable reset rate ever be greater than 12% without our prior written consent. If the reset agent determines in its sole judgment that there is no suitable reference fixed rate, the reset rate will be the reset rate most recently determined (except if there is no reset rate most recently determined in which case the reset rate shall be a rate reasonably determined by the reset agent to reflect current market conditions), which reset rate will remain in effect until the reset agent determines that there is a suitable reference fixed rate, at which time the reset agent shall determine a new reset rate.

Redemption of Notes
at Our Option.................    On or after January 15, 2009, we may redeem
                                  for cash all or part of the notes at any time, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount, plus accrued but unpaid interest, if any, to, but not including, the redemption date.

Purchase of Notes at
Your Option...................    You have the right to require us to repurchase
                                  all or any portion of your notes on January
                                  15, 2009 and January 15, 2011, each of which we refer to as a "repurchase date." In each case, the repurchase price payable will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

                                  We will pay the repurchase price for any notes repurchased on January 15, 2009 in cash. We may choose to pay the repurchase price of any notes repurchased on January 15, 2011 in cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to pay all or a portion of the repurchase price in shares of our common stock, we will be required to give you notice of payment in shares of our common stock not less than 20 days prior to the repurchase date. The common stock to be paid as part or all of the repurchase price will be valued at 95% of the average of the closing sale prices for the five consecutive trading days ending on the third trading day prior to the repurchase date.

Change in Control............     If we undergo a "change in control" (as
                                  defined in "Description of Notes-- Change in Control"), you will have the right to require us to repurchase any or all of your notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. We may choose to pay the repurchase price of any notes repurchased upon a change in control in cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to pay all or a portion of the repurchase price in shares of our common stock, the common stock will be valued at 95% of the average of the closing sale prices of our common stock for the five consecutive trading days ending on the third trading day prior to the repurchase date.

Events of Default............     If there is an event of default with respect
                                  to the notes, an amount equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable in some circumstances. The following are events of default with respect to the notes:

                                  o   default for 30 days in payment of any
                                      interest due and payable on the notes;

                                  o   default in payment of principal of the
                                      notes at maturity, upon redemption,
                                      repurchase or following a change in
                                      control, when the same becomes due and
                                      payable;

                                  o   default by us or any of our significant
                                      subsidiaries in the payment of principal or premium at final maturity under any other instruments of indebtedness, which default is in an aggregate principal amount exceeding $15.0 million and continues in effect for more than 30 days after the expiration of any grace period or applicable extension of time for payment;

                                  o default in our obligations to satisfy our conversion obligation upon exercise of a holder's conversion right, unless such default is cured within five days after written notice of default is given to us by the trustee or the holder of such note;


                                  o   default by us or any of our significant
                                      subsidiaries under any instrument or
                                      instruments evidencing indebtedness (other than the notes) having an outstanding principal amount of $15.0 million (or its equivalent in any other currency or currencies) or more that has caused the acceleration of its stated maturity unless declaration of that acceleration has been rescinded within 30 days;

                                  o   default in our performance of any other
                                      covenants or agreements in respect of the notes contained in the indenture or the notes for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding; and

                                  o certain events of bankruptcy, insolvency and reorganization of us or our significant subsidiaries.

Book Entry Form..............     The notes have been issued in book-entry form
                                  and are represented by permanent global
                                  certificates deposited with a custodian for and registered in the name of a nominee of The
                                  Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in any of the notes are shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated notes, except in limited circumstances. See
                                  "Book-Entry System."

Use of Proceeds..............     All of the notes and shares of stock are being
                                  sold by the selling securityholders or their pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from the sale of the notes or the shares of our common stock.

Trading......................     The notes will not be listed on any securities
                                  exchange or included in any automated
                                  quotation system. The notes sold to qualified institutional buyers are eligible for trading in the PORTAL market; however, the notes resold pursuant to this prospectus will no longer trade on the PORTAL Market. Our common stock is traded on the Nasdaq National Market under the symbol "KROL."

Certain United States
 Federal Income Tax
 Considerations..............     We and each holder of the notes agree in the
                                  indenture, for United States federal income tax purposes, to treat the notes as "contingent payment debt instruments" and to be bound by our application of the U.S.
                                  Treasury regulations that govern contingent payment debt instruments, including our determination that the rate at which interest will be deemed to accrue for United States federal income tax purposes will be 7.25% compounded semi-annually, which is the rate we would pay on a fixed-rate, noncontingent, nonconvertible debt instrument with terms and conditions otherwise comparable to the notes.
                                  Accordingly, each holder will be required to accrue interest on a constant yield to maturity basis at that rate (subject to certain adjustments), with the result that a U.S. holder (as defined in "Certain United
                                  States Federal Income Tax Considerations") will recognize taxable income significantly in excess of cash received while the notes are outstanding. In addition, a U.S. holder will recognize ordinary income upon a sale, exchange, conversion, redemption or repurchase of the notes at a gain. In computing this gain, the amount realized by a U.S. holder will include, in the case of a conversion or repurchase in which the holder receives shares of our common stock, the amount of cash and the fair market value of the shares received.
                                  However, the proper United States federal income tax treatment of a holder of a note is uncertain in various respects. If the agreed upon treatment were successfully challenged by the Internal Revenue Service, it might be determined that, among other differences, a holder should have accrued interest income at a lower rate, should not have recognized income or gain upon the conversion or repurchase in which the holder receives shares of our common stock, and should not have recognized ordinary income upon a taxable disposition of its notes. See "Certain United
                                  States Federal Income Tax Considerations."

                                  YOU ARE URGED TO CONSULT YOUR TAX ADVISORS
                                  REGARDING THE TAX TREATMENT OF THE NOTES AND
                                  WHETHER A PURCHASE OF THE NOTES IS ADVISABLE
                                  IN LIGHT OF THE AGREED UPON TAX TREATMENT AND YOUR PARTICULAR TAX SITUATION.

                                  RISK FACTORS

        You should read the "Risk Factors" section, beginning on page 11 of this prospectus, so that you understand the risks associated with an investment in the securities offered by this prospectus.

             SUMMARY SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                          AND UNAUDITED PRO FORMA DATA

        The summary selected consolidated historical financial data presented for Kroll for each of the three years in the period ended December 31, 2003 was derived from our audited consolidated financial statements. This information should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual and other reports filed with the SEC that are incorporated by reference in this prospectus. See "Additional Information" on page i of this prospectus.

        The unaudited pro forma statement of operations data for the year ended December 31, 2003 was prepared as though the acquisition of Factual Data had occurred on January 1, 2003. In addition, the unaudited pro forma statement of operations data for the year ended December 31, 2003 gives effect to the original issuance of the notes being offered by this prospectus as well as the repurchase of 2,527,477 shares of common stock subsequent to December 31, 2003 in connection with the original issuance of the notes. The unaudited pro forma balance sheet data as of December 31, 2003 gives effect to the original issuance of the notes and the repurchase of the 2,527,477 shares of common stock subsequent to December 31, 2003. The unaudited pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition of Factual Data, the original issuance of the notes and the repurchase of common stock had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations. The unaudited pro forma data also does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the business of Factual Data into Kroll.

           Summary Selected Consolidated Historical Financial Data and Unaudited Pro Forma Data

                                                      For the Years Ended December 31,
                                       ------------------------------------------------------------
                                                        Historical                       Pro Forma
                                       -------------------------------------------      -----------
                                           2001            2002           2003             2003
                                       -------------   -----------    ------------      -----------
                                               (in thousands, except per share amounts)

Statement of Operations Data
   (1):
Net sales......................          $201,058       $284,248        $485,476        $541,702
Cost of sales..................           120,727        145,058         224,921         254,160
                                       -------------   -----------    ------------    -------------
Gross profit...................            80,331        139,190         260,555         287,542
Operating expenses (2) (3) ....            84,224        107,360         180,577         196,199
                                       -------------   -----------    ------------    -------------

Operating income (loss) .......            (3,893)        31,830          79,978          91,343
Other expense (4)..............            (5,030)        (8,272)         (3,833)         (7,733)
                                       -------------   -----------    ------------    -------------
Income (loss) before provision
   for income taxes............            (8,923)        23,558          76,145          83,610
Provision for income taxes.....             2,209          7,067          29,943          32,628
                                       -------------   -----------    ------------    -------------
Income (loss) from continuing
   operations..................           (11,132)        16,491          46,202         $50,982
Loss from discontinued                                                                =============
   operations, net of tax (5)..           (10,255)          (110)         (8,310)
                                       -------------   -----------    ------------
Net income (loss)..............          $(21,387)       $16,381         $37,892
                                       =============   ===========    ============

Basic Per Share Data:
Income (loss) from
   continuing operations.......          $ (0.50)          $ 0.56          $ 1.13         $ 1.31
                                       =============   ===========    ============    =============
Net income (loss)..............          $ (0.95)          $ 0.56          $ 0.93
                                       =============   ===========    ============

Weighted average shares
   outstanding.................            22,479          29,448          40,820         38,877
                                       =============   ===========    ============    =============
Diluted Per Share Data:
Income (loss) from
   continuing operations.......          $ (0.50)          $ 0.54          $ 1.09         $ 1.27
                                       =============   ===========    ============    =============
Net income (loss)..............          $ (0.95)          $ 0.54          $ 0.90
                                       =============   ===========    ============
Weighted average shares
   outstanding.................            22,479          30,542          42,223         40,280
                                       =============   ===========    ============    =============

                                                                       As of December 31, 2003
                                                                ------------------------------------
                                                                     Historical      Pro Forma
                                                                     ----------      ---------
                                                                          (in thousands)
Balance Sheet Data:
Cash and cash equivalents.....................................     $       22,835  $     128,272
Working capital...............................................     $       48,916  $     154,353
Net property, plant and equipment.............................     $       37,842  $      37,842
Total assets..................................................     $      679,609  $     790,296
Total debt, including current portion.........................     $       33,170  $     208,170
Stockholders' equity..........................................     $      546,843  $     482,530


                     Ratio of Earnings To Fixed Charges (6)
----------------------------------------------------------------------------------------------
                                   Historical                                        Pro Forma
-------------------------------------------------------------------------------     ----------
      1999             2000            2001            2002            2003            2003
      ----             ----            ----            ----            ----         ----------
      N/A              N/A             N/A             3.73x           7.73x          6.23x

(1) Kroll consummated a number of acquisitions and dispositions during the years ended December 31, 2001, 2002 and 2003. Financial information regarding acquisitions is discussed in Note 5 of the Notes to Consolidated Financial Statements included in Kroll's Annual Report on Form 10-K for the year ended December 31, 2003. Financial information regarding Kroll's dispositions can be found in Notes 6 and 7 of the Notes to Consolidated Financial Statements included in Kroll's Annual Report on Form 10-K for the year ended December 31, 2003.

(2) On January 1, 2002, Kroll adopted the non-amortization provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Accordingly, income (loss) from continuing operations for the year ended December 31, 2001 reflects amortization of goodwill and indefinite-lived intangible assets of $2.1 million, while the results of operations for the years ended December 31, 2002 and 2003 do not reflect such amortization.

(3) For information regarding restructuring expenses recorded during 2001 and 2003 of $2.7 million and $5.8 million, respectively, see Note 8 of the Notes to Consolidated Financial Statements included in Kroll's Annual Report on Form 10-K for the year ended December 31, 2003.

(4) Kroll recognized losses on the extinguishment of debt during the years ended December 31, 2001 and 2002 of $0.5 million and $4.5 million, respectively. See Notes 12 and 16 of the Notes to Consolidated Financial Statements included in Kroll's Annual Report on Form 10-K for the year ended December 31, 2003.

(5) Loss from discontinued operations, net of tax, includes the after tax results of Kroll's discontinued operations and the loss on disposal of discontinued operations. See Note 6 of the Notes to Consolidated Financial Statements included in Kroll's Annual Report on Form 10-K for the year ended December 31, 2003 regarding the sale of Kroll's Voice and Data Communications Group and its Security Products and Services Group in 2001, the sale of its Russian business in 2002 and the sale of its video surveillance subsidiary, InPhoto, in 2003.

(6) Ratio of earnings to fixed charges equals income (loss) from continuing operations before provision (benefit) for income taxes and interest expense plus interest implicit in lease expense from continuing operations divided by the sum of interest expense and interest implicit in lease expense from continuing operations. Interest implicit in lease expense from continuing operations is calculated by taking one third of rental expense as the representative interest component. For the years ended December 31, 1999, 2000 and 2001, Kroll's pre-tax earnings from continuing operations were insufficient to cover fixed charges by $2.3 million, $13.3 million and $8.9 million, respectively.

                                  RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones related to our business, the notes or the shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations, results of operations, financial condition and prospects. If any of the following risks actually occurs, our business, results of operations, financial condition and prospects could be materially adversely affected. In that case, the trading price of the notes and our common stock could decline substantially.

                        Risk Factors Related to the Notes

An active trading market for the notes may not develop.

        We cannot assure you that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of the holders to sell their notes or the price at which holders of the notes will be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, the price of our common stock, our performance and other factors.

We expect that the trading value of the notes will be significantly affected by the price of our common stock, which may be volatile.

        Our common stock has experienced significant price and volume fluctuations. The market price of the notes is expected to be significantly affected by the market price of our common stock as well as the general level of interest rates and our credit quality. This may result in a significantly greater volatility in the trading value of the notes than would be expected for nonconvertible debt securities we issue. For a discussion of the factors that may result in volatility in the market price of our common stock, see "Risk Factors Related to Our Business" below. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, could affect the price of our common stock.

        The price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage activity that we expect to develop involving our common stock as a result of the issuance of the notes. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

You should consider the United States federal income tax consequences of owning the notes.

        By accepting a note, each holder will have agreed to treat the notes as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments. In accordance with this agreement, you will be required to accrue interest on a constant yield to maturity basis at the comparable yield (7.25%, compounded semi-annually), which is the rate we would pay on a fixed rate noncontingent, nonconvertible debt instrument containing terms and conditions otherwise comparable to the notes, regardless of whether you use the cash or accrual method of tax accounting. As a result, you may recognize taxable income significantly in excess of cash received while the notes are outstanding. In addition, you will recognize ordinary income, if any, upon a sale, exchange, conversion or redemption of the note at a gain. In computing such gain, the amount realized by you will include, in the case of a conversion or repurchase, the amount of cash and, if applicable, the fair market value of shares of our common stock received. To understand how this may affect you, you should seek advice from your own tax advisor prior to purchasing the notes. See "Certain United States Federal Income Tax Considerations."

The conditional conversion features of the notes could result in your receiving less than the value of the common stock into which a note would otherwise be convertible.

        The notes are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes and you may not be able to receive the value of the common stock into which the notes would otherwise be convertible.

Conversion of the notes will dilute the ownership interest of existing stockholders, including holders who had previously converted their notes.

        The conversion of some or all of the notes will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold the notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your notes (or upon the repurchase of your notes if we are permitted under the indenture, and elect, to deliver shares of our common stock in payment of all or part of the purchase price). For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining stockholders of record entitled to vote on the amendment occurs prior to your conversion of notes (or other receipt of shares of our common stock), you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock or other classes of capital stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

        We are not restricted from issuing additional common stock during the life of the notes and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the notes.

We may not have the funds necessary to purchase the notes at the option of the holders or upon a change in control.

        On January 15, 2009 and 2011, and upon the occurrence of certain changes in control of Kroll, you may require us to repurchase your notes (although, in some cases, as described in this prospectus, we will have the option to settle these amounts in shares of our common stock). The occurrence of a change in control could trigger an event of default under, or a requirement for us to make an offer to purchase, our other senior debt. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all of the notes that might be delivered by holders of notes seeking to exercise their repurchase rights.

The notes will not be guaranteed and are subordinated.

        Kroll Inc. is a holding company with no significant assets other than the stock of its subsidiaries, through which Kroll Inc. conducts substantially all its operations. The notes are not guaranteed by any subsidiaries and, accordingly, the notes are structurally subordinated to the existing and future indebtedness and other liabilities of Kroll Inc.'s subsidiaries. Furthermore, the notes are subordinated to all of Kroll Inc.'s existing and future senior and secured indebtedness, whether currently outstanding or incurred in the future. At December 31, 2003, we had approximately $32 million of indebtedness outstanding that would have constituted senior indebtedness (which included approximately $2 million under outstanding letters of credit), and our subsidiaries had approximately $96 million of indebtedness and other liabilities outstanding (including trade payables and other current and long-term liabilities, but excluding intercompany liabilities) to which the notes would have been structurally subordinated.

        By reason of such subordination, in the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business, our assets will be available first to pay in full the amounts due on our senior indebtedness. If we do not have sufficient assets to pay such senior indebtedness in full, we will not be able to pay any amounts due on the notes. Even if we have sufficient assets to pay the senior indebtedness in full, we may not have sufficient assets remaining to pay in full the amounts due on any or all of the notes then outstanding.

        The indenture also provides that we may not make any payments on the notes or purchase or otherwise acquire the notes (1) if a default in the payment of any senior indebtedness occurs and is continuing beyond any grace period or
(2) if any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of designated senior indebtedness or their representatives to accelerate its maturity, and the trustee with respect to the notes receives a payment blockage notice from us, or another person permitted to give a blockage notice under the indenture. In addition, the indenture pursuant to which the notes will be issued does not limit our right to incur indebtedness, including senior indebtedness, or the right of our subsidiaries to incur indebtedness, in the future.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our long term senior debt, or in the future to the notes, could cause the liquidity or market value of the notes to decline significantly.

        The notes have been rated B by Standard & Poor's and B2 by Moody's. There can be no assurance that these ratings will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in that rating agency's judgment future circumstances relating to the basis of the rating, such as adverse changes in our business, warrant. This could cause the liquidity or market value of the notes to decline significantly

                      Risk Factors Related to Our Business

We may not be able to develop or manage our internal growth.

        Growing our existing businesses may strain our management, human resources and information systems. To manage our growth successfully, we must add managers and employees and periodically update our operating, financial and other systems, procedures and controls. In addition, issues relating to new acquisitions may divert management's attention from existing operations. We also must effectively motivate, train and manage a larger professional staff. If we fail to manage our growth effectively, our business could be materially adversely affected.

We may not be able to effectively integrate the operations of Factual Data Corp. into our business.

        Our future success will depend on our ability to continue to consolidate and effectively integrate the operations of Factual Data Corp., which we acquired on August 21, 2003, into our background screening business. We cannot be sure that Factual Data will be successfully combined with our existing background screening business into a single business. If we cannot successfully combine those operations, we may experience a material adverse effect on our business, financial condition or results of operations.

        The integration involves combining two companies that have previously operated separately. The integration process is complex and time consuming and involves a number of risks, including:

        o the diversion of management's attention to the combining of operations;
        o difficulties in the combining of operations and systems, particularly sales and marketing organizations;
        o  difficulties in the assimilation and retention of employees;
        o  the need to coordinate geographically diverse operations;
        o  challenges in keeping existing clients and obtaining new clients;

        o retooling and reprogramming equipment and information technology systems; and
        o  potential adverse short-term effects on operating results.

        Because of difficulties in combining Factual Data's operations, we may not be able to realize the cost savings, revenue growth and other benefits that we hope to achieve from the acquisition. In addition, we may be required to spend additional time or money on integration that would otherwise be spent on the development of our other businesses and services.

We may not be able to implement our acquisition strategy.

        While we have experience in identifying and integrating acquisitions, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy or complete acquisitions on satisfactory terms or at all. When companies are acquired, we may not be able to integrate or manage these businesses to produce returns that justify our investment. A number of our competitors have also adopted the strategy of expanding and diversifying through acquisitions. We experience competition in our effort to execute our acquisition strategy and expect the level of competition to increase. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the companies we are able to acquire.

We face a number of risks in connection with our Zolfo Cooper subsidiary.

        The business of Kroll Zolfo Cooper, which we acquired on September 5, 2002, constitutes a significant portion of our Corporate Advisory and Restructuring Services group. This business has grown rapidly in the last several years. This growth was, in part, attributable to worsening economic conditions in the U.S., major financial failures due to poor management and industry failures resulting in an increased number of large bankruptcies and restructurings that occurred during this period. We currently believe that the Kroll Zolfo Cooper business will grow more slowly over the next few years as there will be fewer large restructuring assignments and the competition for those assignments will increase. We do not expect Kroll Zolfo Cooper to be able to sustain its historical level of performance. If the demand for financial restructuring and turnaround services declines as a result of an improved economy or otherwise and there is no corresponding growth in demand for our other services, our business, operating results and financial condition may be materially adversely affected.

        Furthermore, the business of Kroll Zolfo Cooper is highly dependent upon Stephen Cooper, Michael France and Leonard LoBiondo, the three former principal owners of Kroll Zolfo Cooper, for the generation of new business as well as the retention of existing clients. The loss of their services could materially adversely affect our business.

        A significant portion of Kroll Zolfo Cooper's revenue each year has been attributable to success fees and a relatively small number of clients, which vary from year to year. In 2001, 2002 and 2003, Kroll Zolfo Cooper earned success fees of $8.6 million, $4.5 million and $20.9 million, respectively. The 2001 period and a portion of the 2002 period reflect activity of Zolfo Cooper prior to its acquisition by Kroll. Success fees are negotiated on a case-by-case basis, are payable upon the successful completion of stipulated events, such as a successful restructuring, and are usually agreed upon in advance in a fixed amount that is related to the size and complexity of a project and not the amount of time spent on the project. Payment of success fees earned by Kroll Zolfo Cooper in connection with pending bankruptcy cases is also subject to bankruptcy court approval. As a result of the expected slower growth in Kroll Zolfo Cooper's business, we expect the amount of success fees to decline. To the extent we are unable to continue to earn success fees consistent with past levels due to competitive or other factors and cannot increase revenues from our other services, our business, operating results and financial condition may be materially adversely affected.

        Kroll Zolfo Cooper performed services for more than 80 clients in 2001, more than 73 clients in 2002 and more than 85 clients in 2003; however, in 2001, 2002 and 2003, 22%, 47% and 58%, respectively, of Kroll Zolfo Cooper's consolidated revenue was derived from five clients. In one instance during 2001 and in two instances during 2002 and 2003, a single client accounted for more than 10% of Kroll Zolfo Cooper's consolidated revenue for the applicable year. One client accounted for 19.6% and 23.7% of Kroll Zolfo Cooper's consolidated revenue for 2002 and 2003, respectively. Another client accounted for 10.2% of Kroll Zolfo Cooper's consolidated revenue for 2002 and a different client accounted for 18.4% of Kroll Zolfo Cooper's consolidated revenue for 2003. If we are unable to retain existing Corporate Advisory and Restructuring Services group clients and replace them in future years with new clients, our business may be materially adversely affected.

A decrease in demand for mortgage credit reports will likely decrease the earnings of Kroll Factual Data.

        The business of Kroll Factual Data, which we acquired on August 21, 2003, constitutes a significant portion of our Background Screening Services group. The primary service of Kroll Factual Data is the preparation of mortgage credit reports. The demand for this service depends primarily upon the level of home mortgage originations and refinancings and, to a lesser extent, the efforts of lenders to develop new, and monitor existing, credit relationships. Consumer demand for mortgage credit tends to vary because of interest rate fluctuations and general economic conditions, with demand tending to decrease during periods of economic contraction or rising interest rates. Because Kroll Factual Data is dependent on mortgage market activity, a downturn in the demand for mortgage credit reports would adversely affect our business, operating results and financial condition, particularly if we were unable to control Kroll Factual Data's costs, including labor and communication charges, during a period of reduced demand.

We are highly dependent on executive management and other key employees.

        We rely heavily on our executive management and key employees to provide services and for continued business development, including, in particular, Jules
B. Kroll, the executive chairman of our board of directors, and Michael G. Cherkasky, our chief executive officer. Competition for these personnel is intense. We have employment agreements which contain non-competition and non-solicitation provisions with most of our executive managers and senior managers in the Consulting Services and Corporate Advisory and Restructuring Services Groups and our key employees in our other service groups. We also have non-solicitation agreements with many of our professional non-executive employees in our service groups. These agreements would be subject to enforcement by us in the event any of these employees were to resign to join one of our competitors or to compete on his or her own. Our business could be materially adversely affected if a number of our executive managers, senior managers or key employees were to leave and if we were unable to enforce the non-competition and non-solicitation agreements or to attract and retain qualified replacements.

Our success is largely dependent upon our ability to hire and retain skilled professionals.

        Competition for competent professionals, particularly for personnel with the specific skills necessary to perform the services that we offer, is intense and has caused wages to increase at a rate greater than the general rate of inflation. Our professionals have varied specialties and backgrounds in such fields as law, accounting, law enforcement and engineering. A number of our professionals have highly specialized skills or advanced degrees and many have legal training and experience. We may not be successful in attracting, hiring and retaining qualified people at favorable rates or at all. If we are unable to hire and retain skilled professionals, our business could be materially adversely affected.

Our professional reputation is critical to our business.

        As a company in a client service business, we depend upon our reputation and the individual reputations of our senior professionals to obtain new client engagements. We obtain a substantial number of new engagements from existing clients or through referrals from existing clients. Any factor that diminishes our reputation or the reputations of our senior professionals may make it more difficult for us to compete successfully for new engagements or to retain existing clients and therefore could materially adversely affect our business.

Competitive conditions could materially adversely affect our business.

        The markets in which we do, and intend to do, business are highly competitive with few barriers to entry. In most service areas in which we operate, there is at least one competitor that is significantly larger or more established than we are in the delivery of that particular service. Many of the national and international accounting and consulting firms, along with other companies such as FTI Consulting, Inc., Securitas AB and its subsidiary, Pinkerton Consulting & Investigations, Inc., Alvarez & Marsal, LLC, AlixPartners LLC, Control Risks Group Limited, Crossroads LLC, ChoicePoint, Inc. and Applied Discovery, Inc., provide consulting and other services similar to some of our services. Some of these firms have indicated an interest in providing services similar to ours on a broader scale and may prove to be formidable competitors if they elect to devote the necessary resources to these competitive businesses. The national and international accounting and consulting firms have significantly larger financial and other resources than we have and have long-established relationships with their clients, which also are likely to be clients or prospective clients of ours. In addition, large multinational security services providers have indicated an interest in expanding their services to include value-added services such as some of the risk mitigation services we provide.

Our business varies from period to period.

        Our net sales and net income from year-to-year and period-to-period are not necessarily predictable and historically there has not been a consistent year-to-year pattern of growth. Period-to-period comparisons within a given year or between years may not be meaningful or indicative of operating results over a full fiscal year. The demand for many of our services is affected by general economic conditions and the level of corporate acquisitions and other financial transactions; clients tend to reduce their reliance on these services during periods when there is a decline in those activities. Our Corporate Advisory and Restructuring Services group specializes in assisting companies that are financially distressed. This business is cyclical but counter to some of the other areas of our business. Because of the nature of our Corporate Advisory and Restructuring Services group's practice, once we finish an engagement with a debtor client, we generally do not generate additional revenue from that client. A significant decline in revenue of the Corporate Advisory and Restructuring Services group could have a material adverse effect on our business, results of operations and financial condition. In addition, our operating results are affected by specific market conditions, including, among other risk factors discussed in this section, increased competition, the mix of services sold among our service offerings, our ability to control costs and the demand for our services. The timing of future acquisitions and the cost of integrating them may cause fluctuations in our operating results as well.

Our business depends on the protection of our intellectual property and proprietary information.

        We rely on a combination of trade secret and trademark laws, confidentiality procedures, contractual provisions and patent and copyright laws to protect our proprietary rights in our products and technology. These measures may not be adequate to protect our trade secrets and proprietary technology. As a result, unauthorized third parties may copy or otherwise obtain and use our products or technology. Furthermore, we may be subject to additional risks as we enter into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protection of our rights may be ineffective in these countries. If we must engage in litigation to defend and enforce our intellectual property rights, either domestically or in other countries, we could face substantial costs and diversion of resources, regardless of the outcome of that litigation. Any future attempt by us to enforce our intellectual property rights might not be successful, might result in royalties that are less than the cost of such enforcement efforts or might result in the loss of the intellectual property altogether. Even if we succeed in protecting our intellectual property, others may independently develop similar technologies or products that do not infringe on our intellectual property.

Our business outside the United States exposes us to numerous risks that, individually or together, could materially adversely affect our business.

        In addition to our U.S. facilities, we have operations and assets in Argentina, Australia, Brazil, Canada, China, France, Germany, Hong Kong, India, Italy, Japan, Mexico, the Philippines, Russia, South Africa, Spain, Switzerland and the United Kingdom. We also offer our services in other countries and seek to increase our level of international business activity. Our international business exposes us to various risks. Currently, the most significant risks relate to regional economic downturns in Central and South America and in certain regions in Asia. Other risks of doing business outside the United States include exchange rate fluctuations, foreign currency restrictions, U.S. government-imposed prohibitions against offering services to specific countries, expropriation of assets, war, civil uprisings and riots, government instability, difficulties enforcing contracts under foreign legal systems and unanticipated taxes, duties or other governmental assessments. Any of these risks could result in a loss of business, significant unexpected write-offs of assets or other unexpected costs that could have a material adverse effect on our business, results of operations and financial condition.

        In the past, we have occasionally had difficulty in collecting significant accounts receivable for our services, particularly when the customer was located in a foreign country.

Our credit facility contains restrictive covenants that may limit our liquidity and corporate activities.

        Our credit facility imposes operating and financial restrictions, including restrictions that limit our ability to:

     o  pay dividends;
     o  incur additional indebtedness;
     o  create liens on our assets;
     o  sell the capital stock or other assets of our subsidiaries;
     o  make investments;
     o  engage in mergers and acquisitions;
     o  make capital expenditures; and
     o  change the control of Kroll.

        These covenants could limit our operational flexibility and restrict our ability to raise additional funds, if necessary, to finance operations, to pursue our acquisition strategy and to make principal and interest payments on our other debt. In addition, failure to comply with these operational and financial covenants could result in an event of default under the terms of the credit facility that, if not cured or waived, could result in amounts borrowed under the credit facility and our other debt becoming due and payable. The effect of these covenants, or our failure to comply with them, could materially adversely affect our business, results of operations and financial condition.

If we default under our credit facility, we could forfeit our rights in our assets.

        We have pledged substantially all of our assets and our domestic subsidiaries have pledged substantially all of their assets as security to the lenders under our credit facility. A default under the credit facility, if not waived or cured, would permit the lenders to foreclose on the collateral and we could lose our rights in the collateral, which would have a material adverse effect on our business.

We may not be able to obtain additional financing when we need it or on acceptable terms.

        There can be no assurance that our available financing and anticipated cash flow from operations will be sufficient to meet all of our cash requirements. We may also need additional capital in order to finance internal growth or pursue our acquisition strategy. We may not be able to replace our credit facility at the time it becomes due. In addition, the terms of any alternate credit arrangement may restrict our financial and operating flexibility. We may also experience unexpected circumstances, including the occurrence of any of the risk factors discussed in this section, which may have a material adverse effect on our business, results of operations and financial condition.

        If we require additional capital, we may have to borrow funds under new credit facilities or issue equity, equity-related or debt securities. Raising additional funds in the future by issuing securities could adversely affect our stockholders and negatively affect our operating results. If we raise additional capital through the issuance of debt securities, the holders of the debt securities will have a claim to our assets that will have priority over any claim of our stockholders. The interest on these debt securities would increase our costs and negatively impact our operating results. We may decide to sell additional shares of common stock or other equity securities to obtain additional capital. If we sell more shares or issue securities convertible into or exchangeable for shares of our common stock, the price of our stock may decline significantly and the ownership of existing stockholders may be substantially diluted. We cannot assure you that any required additional financing will be available or, if it is, whether it will be on acceptable terms. Our inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse effect on our business.

Changes in government regulations and licensing requirements could have a material adverse effect on our business.

        We are subject to various federal, state, local and foreign laws and regulations. Two of our subsidiaries hold private investigative licenses from, and their investigative activities are regulated by, state and local government agencies in various jurisdictions. We also use some data from outside sources, including data from third party vendors and various government and public records services, in performing our services. The use of this data is regulated by certain laws and regulations. To date, applicable laws and regulations have not interfered materially with the manner in which we obtain information and conduct our operations, including our access to data used in our business. However, changes in these laws and regulations or the adoption of new laws or regulations, particularly those relating to privacy, could interfere with our method of operations and access to data and, as a result, materially adversely affect our business.

        Additionally, the laboratory of our drug testing subsidiary, Laboratory Specialists of America, Inc., is certified on the federal level and licensed in a number of states. If this subsidiary's certification were suspended or lost, it would not be eligible to perform testing for certain clients requiring this certification, which could materially adversely affect the drug testing services aspect of our business.

Our drug testing services are performed at one location.

        Our drug testing services are performed at our laboratory facility located in Gretna, Louisiana. Should we be unable to use this facility for any reason, we may be unable to provide drug-testing services, which could materially adversely affect our business, results of operations and financial condition.

We may be subject to potentially significant liability claims.

        The nature of our business exposes us to liability claims in instances in which our clients suffer losses in spite of our efforts to mitigate their risks. We maintain professional liability insurance with a policy aggregate limit of $50 million, including loss and claim expense. If one or more successful claims substantially exceeded our coverage limits, it could have a material adverse effect on our business.

        One of our subsidiaries has been served with a $40 million (Cdn.) lawsuit in connection with a negligence claim. This subsidiary is being defended by its former insurance carrier, the Reliance Insurance Company. Reliance is in liquidation and has advised us that any claim for damages or settlement greater than $25,000 (Cdn.) will be a claim in the liquidation on which distributions will be made as the liquidation progresses. Should this claim succeed and, if large enough (either alone or in combination with other claims), it could have a material adverse effect on our financial condition. For more information, see "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference into this prospectus.

        In addition, in the ordinary course of our business, we are subject to claims of third parties, other than clients, alleging trespass, invasion of privacy, negligence and other tortious conduct by our investigators, consultants, professionals and other personnel, which are not covered by insurance. Although we endeavor to minimize the risk of these claims, a substantial successful claim could have a material adverse effect on our financial condition.

Our business is subject to technological change.

        We regularly develop solutions for our clients by using information technology, electronic document management techniques, the Internet and other state-of-the-art technologies. Many of these technologies have only recently emerged, will rapidly change and may become obsolete as new technologies appear. Our future success will depend upon the ability of our professionals to remain current with the rapid changes in the technologies we use in our business, to learn quickly to use new technologies as they emerge and to adapt our existing technologies and solutions and develop new technology-based solutions as appropriate. If our professionals fail to do this, we could be at a competitive disadvantage. Our competitors may gain exclusive access to improved technology, which also could put us at a competitive disadvantage. Industry standards are constantly evolving and there may be changes in our clients' or prospective clients' references for technology solutions. If we cannot adapt to these changes, our business may be materially adversely affected.

        In addition, the computer industry in which our technology services group operates is characterized by rapid technological changes and frequent introductions of new enhanced products and our technology services group must constantly adapt our data recovery techniques, our data recovery hardware and software tools and our commercial software products to keep pace with these technological changes. If we cannot adapt to these changes, our business may be materially adversely affected.

Our certificate of incorporation and bylaws provide for the indemnification and exculpation of our directors and officers.

        Our certificate of incorporation and bylaws provide for indemnification of our directors and officers and, in addition, provide that a director of Kroll will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, a director will remain liable for any breach of the director's duty of loyalty to us or our stockholders, for unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived any improper personal benefit. In addition, pursuant to our certificate of incorporation and the Delaware General Corporation Law, a director will remain liable for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

We do not intend to pay dividends.

        We intend to retain future earnings that may be generated from our operations, if any, to help finance the growth and development of our business, and we do not plan to pay dividends to our stockholders for the foreseeable future. Furthermore, we are prohibited from paying cash dividends by the terms of our credit facility.

Delaware law and our certificate of incorporation, bylaws and debt instruments contain provisions that could deter an acquisition by a third party.

        Provisions contained in Delaware law and our certificate of incorporation, bylaws and debt instruments could make it difficult for a third party to acquire us. Our certificate of incorporation provides our board of directors with the authority to issue preferred stock without the approval of stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control, may adversely affect the voting and other rights of the holders of our capital stock and may discourage, delay or prevent a takeover attempt that a stockholder might consider in its best interest. Our certificate of incorporation and bylaws contain the following provisions that may have an anti-takeover effect and may discourage, delay or prevent a takeover attempt that a stockholder might consider in its best interest. These provisions include:

       o the requirement that there be three classes of directors and that their terms be staggered;
       o the requirement that a stockholder comply with specified procedures, including advance written notice,
       o before bringing matters, including the nomination of directors, before a stockholders' meeting;
       o the specific denial of stockholders' ability to take action by written consent; and
       o the restriction of the right to call special meetings of stockholders to only the chief executive officer or a majority of the board of directors pursuant to a board resolution.

        In addition, a change in control would be an event of default under our credit facility and our 6% convertible senior subordinated notes. These events would add to the cost of acquisition, which could deter a third party from acquiring us.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the notes or shares of common stock offered by this prospectus; all of these proceeds will be received by the selling securityholders.

                                 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2003 (i) on a historical basis and (ii) on an as adjusted basis to give effect to the original issuance of the notes offered by this prospectus as well as the repurchase of 2,527,477 additional shares of common stock for approximately $64.3 million utilizing the net proceeds from the original issuance of the notes. This table should be read together with "Summary Selected Consolidated Historical Financial Data and Unaudited Pro Forma Data" and our historical financial statements incorporated by reference in this prospectus.

                                                             December 31, 2003
                                                       ------------------------------
                                                        Historical     As Adjusted
                                                       -------------- --------------
                                                     (in thousands, except share data)
Cash and cash equivalents..........................          $22,835       $128,272
                                                       ============== ==============
Debt (including current portion):
   Revolving lines of credit.......................           $2,929         $2,929
   6% convertible notes, net of unamortized
      discount of $7,695...........................           22,305         22,305
   Convertible subordinated notes..................               --        175,000
   Other long-term debt............................            7,936          7,936
                                                       -------------- --------------
   Total debt......................................           33,170        208,170
                                                       -------------- --------------
Stockholders' Equity
   Preferred stock, $0.01 par value per share,
      5,000,000 shares authorized, none issued.....              --             --
   Common stock, $0.01 par value per share,
      100,000,000 shares authorized, 41,916,288
      shares issued................................              419            419
   Common shares to be issued for acquisition......           16,250         16,250
   Additional paid-in capital......................          557,668        557,668
   Accumulated deficit.............................          (20,595)       (20,595)
   Accumulated other comprehensive income..........              565            565
   Treasury stock, at cost, 250,300 shares on a
      historical basis, 2,777,777 shares on
      an as adjusted basis.........................           (6,441)       (70,754)

   Deferred compensation...........................           (1,023)        (1,023)
                                                       -------------- --------------
   Total stockholders' equity......................          546,843        482,530
                                                       -------------- --------------
Total capitalization...............................         $580,013       $690,700
                                                       ============== ==============

                       RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratio of earnings to fixed charges of Kroll and its consolidated subsidiaries on a historical basis for each of the periods indicated and on a pro forma basis for the year ended December 31, 2003:


                             Year Ended December 31,
-------------------------------------------------------------------------------
                                   Historical                        Pro Forma
---------------------------------------------------------------    -------------
      1999         2000         2001         2002         2003         2003
--------------  ----------   ----------   -----------  ----------  -------------
      N/A          N/A          N/A          3.73x        7.73x        6.23x


        For the purpose of computing this ratio, earnings represent income
(loss) from continuing operations before provision for income taxes and interest expense plus interest implicit in lease expense from continuing operations. Fixed charges represent interest expense and interest implicit in lease expense from continuing operations. Interest implicit in lease expense from continuing operations is calculated by taking one third of rental expense as the representative interest component. For the years ended December 31, 1999, 2000 and 2001, Kroll's pre-tax earnings from continuing operations were insufficient to cover fixed charges by $2.3 million, $13.3 million and $8.9 million, respectively.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock trades on the Nasdaq National Market under the symbol "KROL." The following table sets forth, for the calendar periods indicated, the high and low sale prices per share of our common stock on the Nasdaq National
Market:


                                                        High         Low
                                                        ----         ---
2002:
  First Quarter.................................     $  19.24    $  15.11
  Second Quarter................................        24.34       14.19
  Third Quarter.................................        25.00       17.00
  Fourth Quarter................................        22.85       16.70
2003:
  First Quarter.................................     $  21.95    $  16.35
  Second Quarter................................        27.89       19.50
  Third Quarter.................................        28.99       18.30
  Fourth Quarter................................        26.53       18.70
2004:
  First Quarter (through March 30)..............     $  27.35    $  22.65

        On March 30, 2004, the last reported sale price for our common stock on the Nasdaq National Market was $26.39 per share. On ________, 2004, there were approximately _____ holders of record of our common stock. Because brokers and other institutions hold many of these shares on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

        We anticipate that we will retain any future earnings to finance our operations and for the growth and development of our business. Accordingly, we do not anticipate paying cash dividends on our common stock for the foreseeable future. The terms of our revolving credit facility provide that we cannot pay dividends other than stock dividends and require maintenance of financial ratios and other covenants. The payment of any future dividends will be subject to the discretion of our board of directors and will depend on our results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, legal restrictions on the payment of dividends and other factors our board of directors deem relevant.

          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combining statement of operations gives effect to the acquisition of Factual Data Corp. on August 21, 2003, the original issuance of the notes being offered by this prospectus and the repurchase of 2,527,477 shares of common stock for approximately $64.3 million subsequent to December 31, 2003 in connection with the original issuance of the notes based on the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combining statement of operations.

        The unaudited pro forma condensed combining balance sheet gives effect to the original issuance of the notes being offered by this prospectus and the repurchase of 2,527,477 shares of common stock subsequent to December 31, 2003 in connection with the original issuance of the notes based on the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combining balance sheet.

        The unaudited pro forma condensed combining statement of operations reflects the issuance of 934,712 shares of Kroll's common stock in connection with the Factual Data acquisition. These shares are valued based on an average of Kroll's common stock price on August 12, 2003 and the two days before and after such date, resulting in an average common stock price of $22.56. The date was the date the volume-weighted average trading price of Kroll's common stock was less than the lowest end of the purchase price collar described in the acquisition agreement. The Factual Data purchase price has been allocated based on preliminary estimates of the fair value of the acquired assets and liabilities assumed. Such estimates are subject to change pending a final analysis of the fair values of the assets acquired (including acquired intangible assets) and liabilities assumed of Factual Data. In addition, the useful lives of acquired intangible assets of Factual Data could also be revised based upon final appraisal. The impact of these changes are not expected to be material.

        The unaudited pro forma condensed combining financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma condensed combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the original issuance of the notes referred to above, the repurchase of common stock and the acquisition of Factual Data had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations. The unaudited pro forma condensed combining financial statements do not give effect to any cost savings or restructuring and integration costs that may result from the integration of the business of Factual Data into Kroll. In addition, the interest adjustment feature of the notes will be accounted for as a derivative financial instrument to be marked to market through the statement of operations. At December 31, 2003, there was no value assigned to the interest adjustment feature of the notes. The interest adjustment feature will continue to be marked to market in future periods.


                                                                   KROLL INC.
                                         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                                                        For the Year Ended December 31, 2003
                                                     (in thousands, except per share amounts)


                                            Historical
                                            Factual Data                     Pro Forma         Issuance of       Pro Forma
                                 Kroll as     Prior to      Pro Forma      Combined Kroll    Notes/Repurchase   Combined as
                                 Reported   Acquisition     Adjustments    and Factual Data   of Common Stock    Adjusted
                                ---------   ------------   ------------    ----------------  ----------------   -----------

NET SALES.................       $485,476      $56,226      $       --        $  541,702         $    --          $541,702
COST OF SALES.............        224,921       29,984            (745) (a)      254,160              --           254,160
                                ----------    ---------     ----------        ----------       ---------        ----------
Gross profit..............        260,555       26,242             745           287,542              --           287,542
                                ----------    ---------     ----------        ----------       ---------        ----------
OPERATING EXPENSES:
Selling and marketing.....         44,514           --           5,096  (a)       49,610              --            49,610
General and administrative        109,342       10,912          (2,869) (a)      117,385              --           117,385
Research and development..         12,124           --             --                                 --
Amortization of other
   intangible assets......          8,803        3,113          (1,482) (a)       12,124              --            12,124
                                                                   852  (b)       11,286                            11,286
Restructuring charge......          5,794           --             --              5,794              --             5,794
                                ----------    ---------     ----------        ----------       ---------        ----------
Operating expenses........        180,577       14,025           1,597           196,199              --           196,199
                                ----------    ---------     ----------        ----------       ---------        ----------
Operating income .........         79,978       12,217            (852)           91,343              --            91,343
OTHER INCOME (EXPENSE):
Interest expense..........         (4,682)        (670)            --             (5,352)         (3,588) (d)       (8,940)
Interest income...........            669           --             --                669              --               669
Other income (expense),
   net....................            180          358             --                538              --               538
                                ----------    ---------     ----------        ----------       ---------         ---------

Income before provision
   for income taxes.......         76,145       11,905            (852)           87,198          (3,588)           83,610
Provision for income taxes         29,943        4,461            (341) (b)       34,063          (1,435) (d)       32,628
                                ----------    ---------     ----------        ----------       ---------        ----------
Income from continuing
   operations.............        $46,202       $7,444      $     (511)          $53,135         $(2,153)          $50,982
                                ==========    =========     ==========        ==========       =========        ==========

BASIC INCOME PER SHARE:
Income from continuing
   operations.............          $1.13                                          $1.28                             $1.31
                                ==========                                    ==========                        ==========
Weighted average shares
   outstanding............         40,820                          584  (c)       41,404          (2,527) (e)       38,877
                                ==========                  ==========        ==========       ==========       ==========
DILUTED INCOME PER SHARE:
Income from continuing
   operations.............          $1.09                                          $1.24                             $1.27
                                ==========                                    ==========                        ==========
Weighted average shares
   outstanding............         42,223                          584  (c)       42,807          (2,527) (e)       40,280
                                ==========                  ==========        ==========       ==========       ==========


The accompanying notes to the unaudited pro forma condensed combining statement of operations are an integral part of these combining financial statements.


                                   KROLL INC.
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                December 31, 2003
                             (dollars in thousands)


                                                                   Issuance of
                                                    Kroll as      Notes/Repurchase     Pro Forma
                                                    Reported      of Common Stock      Combined
                                                  ------------    ----------------   ------------

ASSETS
CURRENT ASSETS
Cash and cash equivalents...................       $    22,835      $  169,750  (a)   $   128,272
                                                                       (64,313) (b)
Trade accounts receivable, net of allowance
  for doubtful accounts.....................            71,640              --             71,640
Unbilled revenues...........................            38,322              --             38,322
Related party receivables...................               155              --                155
Deferred tax asset..........................             2,087              --              2,087
Assets of discontinued operations...........               169              --                169
Prepaid expenses and other current assets...            10,862              --             10,862
                                                   ------------    ------------      -------------
    Total current assets....................           146,070         105,437            251,507
                                                   ------------    ------------      -------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
Land........................................               394              --                394
Buildings and improvements..................             2,096              --              2,096
Leasehold improvements......................            16,092              --             16,092
Furniture and fixtures......................             9,723              --              9,723
Machinery and equipment.....................            52,776              --             52,776
                                                   ------------    ------------      -------------
                                                        81,081              --             81,081
Less-accumulated depreciation and amortization         (43,239)             --            (43,239)
                                                   ------------    ------------      -------------
                                                        37,842              --             37,842
                                                   ------------    ------------      -------------
GOODWILL, net of accumulated amortization...           376,988              --            376,988
OTHER INTANGIBLE ASSETS, net of accumulated
  amortization..............................            95,488              --             95,488
OTHER ASSETS................................            23,221           5,250  (a)        28,471
                                                   ------------    ------------      -------------
    Total Assets............................       $   679,609     $   110,687           $790,296
                                                   ============    ============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Revolving lines of credit...................            $2,929           $  --             $2,929
Current portion of long-term debt...........             4,328              --              4,328
Trade accounts payable......................            18,354              --             18,354
Related party payable.......................               606              --                606
Accrued payroll and related benefits........            29,683              --             29,683
Other accrued liabilities...................            13,868              --             13,868
Income taxes payable........................            13,245              --             13,245
Liabilities of discontinued operations......               250              --                250
Deferred revenue............................            13,891              --             13,891
                                                   ------------    ------------      -------------
    Total current liabilities...............            97,154              --             97,154
                                                   ------------    ------------      -------------

DEFERRED INCOME TAXES.......................             7,718              --              7,718
CONVERTIBLE NOTES, net of unamortized discount          22,305                             22,305
LONG-TERM DEBT, net of current portion......             3,608         175,000  (a)       178,608
OTHER LONG-TERM LIABILITIES.................             1,981              --              1,981
                                                   ------------    ------------      -------------
    Total liabilities.......................           132,766         175,000            307,766
                                                   ------------    ------------      -------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock................................               419              --                419
Common shares to be issued for acquisition..            16,250              --             16,250
Additional paid-in capital..................           557,668              --            557,668
Accumulated deficit.........................           (20,595)             --           (20,595)
Accumulated other comprehensive loss........               565              --                565
Treasury stock..............................            (6,441)        (64,313) (b)       (70,754)
Deferred compensation.......................            (1,023)             --            (1,023)
                                                   ------------    ------------      -------------
    Total stockholders' equity..............           546,843         (64,313)           482,530
                                                   ------------    ------------      -------------
    Total Liabilities and Stockholders' Equity        $679,609        $110,687           $790,296
                                                   ============    ============      =============

                The accompanying notes to the unaudited pro forma
                    condensed combining balance sheet are an
                             integral part of these
                         combining financial statements.

                                   KROLL INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINING STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2003
                             (dollars in thousands)


Pro Forma Adjustments for Factual Data

        (a) Represents reclassifications of Factual Data's historical line items to conform with Kroll's presentation.

        (b) Includes amortization of identifiable intangible assets acquired in connection with the acquisition of Factual Data of $852, based on a ten-year weighted average amortization period. The tax effect of this additional expense is $341 (assuming a tax rate of 40%).

        (c) The adjustment to the weighted average number of shares outstanding of 584,195 represents the additional shares of Kroll's common stock that would have been included if the shares issued by Kroll in connection with the acquisition of Factual Data on August 21, 2003 were issued on January 1, 2003.

Pro Forma Adjustments for Issuance of Notes and Repurchase of Common Stock

        (d) Represents interest expense on the notes being offered by this prospectus of $3,588, including annual amortization of deferred financing costs incurred in connection with this offering of $525, at a borrowing rate of 1.75%. Adjustment does not include the effect of the interest adjustment feature of the notes, as described in this prospectus. Adjustment assumes an income tax rate of 40%.

        (e) The adjustment to the weighted average number of shares outstanding of 2,527,477 represents the shares of common stock repurchased subsequent to December 31, 2003 in connection with the original issuance of the notes as if the repurchase of shares had occurred as of January 1, 2003.

                                   KROLL INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                             As of December 31, 2003
                             (dollars in thousands)

Pro Forma Adjustments for Issuance of Notes and Repurchase of Common Stock

        (a) Represents the original issuance of notes being offered by this prospectus and the application of a portion of the proceeds from the issuance of the notes for issuance costs incurred of $5,250 as if the issuance of the notes had occurred on December 31, 2003.

        (b) Represents the repurchase of 2,527,477 shares of common stock in connection with the original issuance of the notes at an average price of $25.45 per share as if the repurchase of shares had occurred on December 31, 2003.

                              DESCRIPTION OF NOTES

        The notes have been issued pursuant to an indenture between us and The Bank of New York, as trustee.

        The following description is a summary of selected portions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

        In this section, references to "Kroll," "we," "our" or "us" refer solely to Kroll Inc. and not to its subsidiaries.

General

        The notes are limited to an aggregate principal amount of $175 million. The notes are our unsecured subordinated obligations, rank junior in right of payment to all our existing and future senior indebtedness and rank equally with all our other unsecured and subordinated indebtedness. At December 31, 2003, we had approximately $32 million of indebtedness outstanding (which included approximately $2 million under outstanding letters of credit) that would have constituted senior indebtedness. The indenture does not limit our right or the right of our subsidiaries to incur indebtedness in the future.

        We are a holding company with no significant assets other than the stock of our subsidiaries and conduct substantially all our operations through our subsidiaries. None of our subsidiaries is guaranteeing the notes. Claims of creditors of our subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by our subsidiaries, and claims of preferred stockholders of our subsidiaries, generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the notes, even if such claims do not constitute senior indebtedness. Accordingly, the notes are structurally subordinated in right of payment to existing and future creditors (including trade creditors) and preferred stockholders, if any, of our subsidiaries. At December 31, 2003, the total indebtedness and other liabilities outstanding of our subsidiaries (including trade payables and other current and long-term liabilities, but excluding intercompany indebtedness) was approximately $96 million to which the notes would have been structurally subordinated. In the event of a bankruptcy, liquidation or dissolution of a subsidiary, the creditors of the subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise so that we can meet our obligations under the notes.

        The notes are issued only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple of $1,000 above that amount. The notes mature on January 15, 2014, unless earlier redeemed by us at our option or repurchased by us at a holder's option on certain dates as described under "-- Repurchase Rights," or converted at a holder's option into shares of our common stock as described under "-- Conversion Rights."

        The indenture provides that by accepting a note, each holder agrees, for United States federal income tax purposes, to treat the notes as "contingent payment debt instruments" and to be bound by our application of the U.S. Treasury regulations that govern contingent payment debt instruments, including our determination that the rate at which interest will be deemed to accrue for United States federal income tax purposes will be 7.25% compounded semi-annually, which is the rate we would pay on a fixed-rate, noncontingent, nonconvertible debt instrument with terms and conditions otherwise comparable to the notes. See "Certain United States Federal Income Tax Considerations."

Interest

        The notes bear interest at a rate of 1.75% per annum from January 2, 2004. The interest rate is subject to upward adjustment during certain periods under the circumstances described under "-- Interest

Adjustment." We will pay interest semi-annually on January 15 and July 15 of each year beginning July 15, 2004, to the holders of record at the close of business on the preceding January 1 and July 1, respectively.

        There are two exceptions to the preceding sentence:

        o In general, we will not pay accrued interest on any notes that are converted into shares of our common stock. See "-- Conversion Rights -- Conversion Procedures."

        o We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

               Except as provided below, we will pay interest on:

        o   the global note to DTC in immediately available funds; and

        o   any definitive notes by check mailed to the holders of those notes.

        At maturity, interest on the definitive notes will be payable at the office of the trustee as set forth under "-- Trustee."

        Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date is not a business day at a place of payment, payment shall be made on the next succeeding business day and no interest shall accrue for the intervening period. If the stated maturity date, redemption date or repurchase date of a note would fall on a day that is not a business day, the required payment of interest, if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date, redemption date or repurchase date to such next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

Subordination

        The indebtedness evidenced by the notes is subordinated to the extent provided in the indenture to the prior payment in full in cash of all senior indebtedness.

        Upon any distribution of our assets upon any dissolution, receivership, winding up, liquidation or reorganization, payments on the notes will be subordinated in right of payment to the prior payment in full in cash of all senior indebtedness.

        In the event of any acceleration of the notes because of an event of default, holders of any senior indebtedness would be entitled to payment in full in cash of all senior indebtedness before the holders of subordinated debt securities, such as the notes, are entitled to receive any payment or distribution.

        We are required to promptly notify holders of senior indebtedness if payment of the notes is accelerated because of an event of default.

        We may not make payment on the notes or purchase or otherwise acquire the notes if:

        o a default in the payment of any senior indebtedness occurs and is continuing beyond any grace period; or

        o any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of designated senior indebtedness or their representatives to accelerate its maturity, and the trustee receives a payment blockage notice from us or another person permitted to give the notice under the indenture.

            We are required to resume payments on the notes, including any missed payments:

        o in case of a payment default with respect to senior indebtedness, the date on which the default is cured or waived or ceases to exist or such senior indebtedness shall have been discharged or paid in full in cash; or

        o in case of a nonpayment default with respect to designated senior indebtedness, the earliest to occur of (i) the date on which the default is cured or waived or ceases to exist or such designated senior indebtedness is discharged or paid in full in cash, (ii) 179 days after the receipt of the payment blockage notice or (iii) such payment blockage period shall have been terminated by written notice to us or the trustee from the person initiating such payment blockage period.

        No new payment blockage period based upon a nonpayment default may start unless 360 days have elapsed from the effectiveness of the prior payment blockage notice.

        No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be, or can be made, the basis for the commencement of a second payment blockage period whether or not within a period of 360 consecutive days, unless such default has been cured or waived.

        If we fail to make any payment on the notes when due on account of the payment blockage provisions referred to above, such failure would constitute an event of default under the indenture and would enable the holders of the notes to accelerate the maturity of the notes. See "-- Events of Default."

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors, and funds that would be otherwise payable to the holders of the notes will be paid to the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full, and we may be unable to meet our obligations fully with respect to the notes.

        If the trustee, any paying agent or any holder receives any payment or distribution of assets in contravention of these subordination provisions before all senior indebtedness is paid in full, in cash or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the holders of senior indebtedness to the extent necessary to make payment in full in cash or other payment satisfactory to such holders of all unpaid senior indebtedness.

        The notes are our obligations exclusively. Since substantially all our operations are conducted through subsidiaries, our cash flow and our ability to service debt, including the notes, are substantially dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds by those subsidiaries to us. The payment of dividends and the making of loans and advances by our subsidiaries may be subject to statutory or contractual restrictions and are dependent upon the earnings of those subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets). The claims of holders of the notes will be structurally subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent we are ourselves recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

        At December 31, 2003, we had approximately $32 million of indebtedness (which included approximately $2 million under outstanding letters of credit) outstanding that would have constituted senior indebtedness, and our subsidiaries had approximately $96 million of indebtedness and other liabilities outstanding (including trade payables and other current and long-term liabilities, but excluding intercompany liabilities) to which the notes would have been structurally subordinated.

        The indenture will not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness or other liabilities that any subsidiary can create, incur, assume or guarantee.

        "Designated senior indebtedness" means any senior indebtedness (1) arising under (a) our revolving credit facility or (b) our 6% convertible notes, or (2) in which the instrument creating or evidencing the senior indebtedness, or any related agreements or documents to which we are a party, expressly provides that such senior indebtedness is "designated senior indebtedness" for purposes of the indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the senior indebtedness to exercise the rights of designated senior indebtedness).

        "Indebtedness" means:

               (1) all our indebtedness, obligations and other liabilities, contingent or otherwise, (a) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, any liability for the deferred purchase price of property or services, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (b) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of our assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

               (2) all our reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees, bankers' acceptances or other similar credit transactions;

               (3) all our obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with U.S. generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

               (4) all our obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including our obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

               (5) all our obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

               (6) all our direct or indirect guarantees or similar agreements by us in respect of, and all of our obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (1) through (5) above; and

               (7) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses
        (1) through (6) above.

        "Senior indebtedness" means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, our indebtedness whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Without limiting the generality of the foregoing, "senior indebtedness" shall include (1) the principal of, premium, if any, and interest on all our obligations of every nature from time to time owed to lenders under the revolving credit facility, including principal of and interest on, any loans and letter of credit disbursements outstanding, and all fees, indemnities and expenses payable under the revolving credit facility and (2) the principal of, premium, if any, and interest on all indebtedness owed to the holders of the 6% convertible notes and all fees, indemnities and expenses payable to the holders with respect to these notes. However, senior indebtedness shall not include:

        o   indebtedness evidenced by the notes offered hereby this prospectus;

        o indebtedness to any of our subsidiaries, except it if is pledged as security for any senior indebtedness;

        o our accounts payable to trade creditors arising in the ordinary course of our business; and

        o any indebtedness that expressly provides that it shall not be senior in right of payment to, or on the same basis with, or is subordinated to or junior to, the notes.

Conversion Rights

        Subject to the conditions described below, you may convert your notes into shares of our common stock based on an initial conversion rate of 28.5205 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $35.06 per share). The conversion rate in effect at any given time is referred to in this prospectus as the "applicable conversion rate" and will be subject to adjustment as described under "-- Anti-dilution Adjustments" below. The "applicable conversion price" at any given time is equal to $1,000 divided by the applicable conversion rate.

        You may surrender your notes for conversion at the applicable conversion rate prior to the stated maturity of the notes under any of the following circumstances:

        o on any business day, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the eleventh trading day of any fiscal quarter is greater than 120% of the applicable conversion price on the eleventh trading day of that quarter;

        o at any time after January 15, 2013, if the closing sale price of our common stock on any date after January 15, 2013, is greater than 120% of the then applicable conversion price;

        o during the five consecutive business day period following any five consecutive trading day period in which the trading price (as defined below) for a note for each day of that trading period was less than 98% of the closing sale price of our common stock on such corresponding trading day multiplied by the applicable conversion rate;

        o during any period, if any, in which the credit rating assigned to the notes by Moody's is below Caa1 and by Standard & Poor's is below CCC+, the credit rating assigned to the notes is suspended or withdrawn by both such rating agencies, or neither rating agency is rating the notes;

        o if we have called your notes for redemption; provided that if we elect to redeem less than all of the notes, only those notes called for redemption may be converted; or

        o upon the occurrence of specified corporate transactions discussed in "-- Conversion upon Specified Corporate Transactions."

        The "closing sale price" of our common stock on any date means the last reported per share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is then listed, or if our common stock is not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which our common stock is then traded. In the absence of such quotations, our board of directors will make a good faith determination of the sale price.

        "Trading day" means a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which our common stock is then traded.

Conversion Upon Satisfaction of Sale Price Condition. You may surrender any of your notes for conversion on any business day if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the eleventh trading day of any fiscal quarter, is greater than 120% of the applicable conversion price on the eleventh trading day of that quarter.

        You may also surrender any of your notes for conversion at any time after January 15, 2013, if the closing sale price of our common stock on any trading day after January 15, 2013 is greater than 120% of the then applicable conversion price.

        The conversion agent, which initially is The Bank of New York, will, on our behalf, determine daily if the notes are convertible as a result of the sale price of our common stock and notify us and the trustee.

Conversion upon Satisfaction of Trading Price Condition. You may surrender any of your notes for conversion during the five consecutive business day period following any five consecutive trading day period in which the trading price for a note for each day of that trading period was less than 98% of the closing sale price of our common stock on such corresponding trading day multiplied by the applicable conversion rate; provided, however, that if, on the trading day immediately prior to the conversion date, the closing sale price of our common stock is greater than 100% of the applicable conversion price but less than or equal to 120% of the applicable conversion price, then you will receive, in lieu of shares of our common stock based on the applicable conversion rate, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our option, with a value equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, as of the conversion date (a "principal value conversion"). If you surrender your notes for conversion and it is a principal value conversion, we will notify you by the second trading day following the date of conversion whether we will pay you all or a portion of the principal amount plus accrued and unpaid interest, if any, in cash, shares of our common stock or a combination of cash and shares of our common stock, and in what percentage or amount. Any common stock delivered upon a principal value conversion will be valued at 100% of the average of the closing sale prices for the five consecutive trading days commencing on the third trading day following the conversion date. We will pay you cash and deliver shares of our common stock, as applicable, no later than the third business day following the specified five-trading-day averaging period.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the trustee for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers of the notes, provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will equal (1) the applicable conversion rate of the notes multiplied by (2) the closing sale price of our common stock on such determination date.

        The conversion agent will, on our behalf, determine if the notes are convertible as a result of the trading price of the notes and notify us, but the conversion agent shall have no obligation to determine the trading price of the notes unless we have requested such determination and we shall have no obligation to make such request unless requested to do so by a holder of the notes. Upon such a request, we shall instruct the conversion agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price of the notes is greater than or equal to 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

Conversion upon Credit Rating Event. You may surrender any of your notes for conversion during any period in which (1) the rating assigned to the notes by Moody's is below Caa1 and by Standard & Poor's is below CCC+, (2) the credit rating assigned to the notes is suspended or withdrawn by both Moody's and Standard & Poor's, or (3i) neither Moody's nor Standard & Poor's is rating the notes.

Conversion upon Notice of Redemption. You may surrender for conversion any of the notes called for redemption at any time prior to the close of business one business day prior to the redemption date, even if the notes are not otherwise convertible at such time. If you have already delivered a purchase notice or a change in control purchase notice with respect to a note, however, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture.

Conversion Upon Specified Corporate Transactions. Even if none of the conditions described above has occurred, if we elect to:

        o distribute to all holders of our common stock certain rights entitling them to purchase our common stock at less than the average of the closing sale prices of our common stock for the five consecutive trading days immediately preceding the declaration date for such distribution, or

        o distribute to all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution, we must notify you at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, even if your notes are not otherwise convertible at that time, you may surrender your notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. You may not exercise this right to convert if you may participate in the distribution without conversion.

        In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of our common stock would be converted into cash, securities or other property, even if your notes are not otherwise convertible at the time, you may surrender notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time of such consolidation, merger or binding share exchange, the right to convert a note into our common stock will be changed into a right to convert the note into the kind and amount of cash, securities or other property that you would have received if you had converted your notes immediately prior to the transaction. If the transaction also constitutes a "change in control," as defined in "-- Change in Control," you can require us to purchase all or a portion of your notes as described in that section.

        Upon determination that you are or will be entitled to convert your notes into shares of our common stock in accordance with the foregoing provisions, we will issue a press release through a public medium that is customary for such press releases or publish the information on our web site or through such other public medium as we may use at that time.

Conversion Consideration. If you surrender your notes for conversion, we will have the right to deliver cash, shares of our common stock or a combination of cash and shares of our common stock, at our option, in an amount per note equal to (1) the applicable conversion rate multiplied by (2) the applicable stock price, which is the average of the closing sale prices of our common stock for the five consecutive trading days beginning on the third trading day following the conversion date. We will notify you through the conversion agent no later than two business days following the conversion date of our election to deliver shares of our common stock or to pay cash in lieu of delivery of some or all of the shares (and, if applicable, the dollar amount per note that we will pay in cash), unless we have already informed you of our election in connection with our optional redemption of the notes as described under "-- Redemption Rights."

        If we elect to deliver cash in lieu of all of the shares into which the notes are convertible, the amount of cash deliverable per note will be as follows:

               Applicable Stock Price * Applicable Conversion Rate

        If we elect to deliver cash in lieu of some (but not all) of the shares into which the notes are convertible, the number of shares of our common stock deliverable per note will be as follows:

      (Applicable Stock Price * Applicable Conversion Rate ) - Cash Amount
      --------------------------------------------------------------------
                             Applicable Stock Price

provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of the notes.

Conversion Procedures. If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the notes are in certificated form, with the certificated security (the date of such delivery of notice and all other requirements for conversion have been satisfied, the "conversion date"), to the conversion agent who will, on your behalf, convert the notes into our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent. Shares of our common stock and cash deliverable upon conversion will be delivered through the conversion agent no later than the third business day following determination of the applicable stock price.

        We will not issue fractional shares of our common stock upon conversion of the notes. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis in respect of all the notes you have surrendered for conversion), you will be entitled to receive cash in an amount equal to the value of such fractional shares, based on the applicable stock price.

        Upon conversion of notes, you will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates). Our delivery to you of the full number of shares of our common stock into which a note is convertible, together with any cash payment for fractional shares, or cash or a combination of cash and shares of our common stock in lieu thereof, will be deemed to satisfy our obligation to pay the principal amount of the note as well as accrued but unpaid interest, if any, through the conversion date. Accrued but unpaid interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for accrued interest. We and each holder of the notes agree that delivery to the holder of the shares of common stock into which the note is convertible, together with any cash payment, will be treated as a payment (in an amount equal to the sum of the then fair market value of such shares and such cash payment, if any) on the note for purposes of the U.S. Treasury regulations governing contingent payment debt instruments. See "Certain United States Federal Income Tax Considerations."

        Notwithstanding the foregoing, if you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive on that interest payment date accrued interest on those notes, notwithstanding the conversion of those notes prior to that interest payment date, because you will have been the holder of record on the corresponding record date. However, at the time you surrender any notes for conversion, you must pay to us an amount equal to the interest that has accrued and that will be paid on the related interest payment date with respect to the notes being converted. The preceding sentence does not apply, however, to notes that are converted after being called by us for redemption after a record date for an interest payment but prior to the corresponding interest payment date. Accordingly, if we elect to redeem notes on a date that is after a record date for an interest payment but on or prior to the corresponding interest payment date, and you choose to convert your notes, you will not be required to pay us, at the time you surrender your notes for conversion, the amount of interest you will receive on the date that has been fixed for redemption.

        If you convert notes, we will pay any documentary stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered in a name other than your own, in which case you will pay the tax. Certificates representing our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by you, if any, have been paid.

Exchange in Lieu of Conversion. When you surrender the notes for conversion, the conversion agent may direct you to surrender your notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in exchange for your notes, a number of shares of our common stock equal to the applicable conversion rate, plus cash for any fractional shares, or cash or a combination of cash and shares of our common stock in lieu thereof. If the designated institution accepts any such notes, it will deliver the appropriate number of shares of our common stock to the conversion agent and the conversion agent will deliver those shares to you. Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related consideration, we will, as promptly as practical thereafter, but not later than the third business day following determination of the applicable stock price, convert the notes and deliver cash, shares of our common stock or a combination of cash and shares of our common stock as described under "-- Conversion Procedures."

        Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes. If the designated institution declines to accept any notes surrendered for exchange, we will convert those notes into shares of our common stock, cash, or a combination of cash and shares of our common stock, as described under "-- Conversion Procedures."

        We will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation.

Anti-dilution Adjustments. The conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

               (1) stock dividends in common stock: we pay a dividend or make a distribution on our common stock, payable exclusively in shares of our common stock or our other capital stock;

               (2) issuance of rights or warrants: we issue to all or substantially all holders of our common stock rights or warrants that allow the holders to purchase shares of our common stock at less than the current market price;

               (3) stock splits and combinations: we:

                  o subdivide or split the outstanding shares of our common stock into a greater number of shares;

                  o combine or reclassify the outstanding shares of our common stock into a smaller number of shares; or

                  o issue by reclassification of the shares of our common stock any shares of our capital stock;

               (4) distribution of indebtedness, securities or assets: we distribute to all or substantially all holders of our common stock evidences of indebtedness, securities or assets or certain rights to purchase our securities, but excluding:

                  o dividends or distributions described in paragraph (1) above;

                  o    rights or warrants described in paragraph (2) above;

                  o dividends or distributions paid exclusively in cash described in paragraph (5) below,

       (the "distributed assets"), in which event (other than in the case of a "spin-off" as described below), the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

                  o    the conversion rate by

                  o a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of common stock.

               For purposes of this section (unless otherwise stated), the current market price of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the record date fixed for determination of the stockholders entitled to receive such distribution (if such record date is a trading day or, if not, then on the last trading day prior to such record date).

               Notwithstanding the foregoing, in cases where (a) the fair market value per share of the distributed assets equals or exceeds the current market price of our common stock, or (b) the current market price of our common stock exceeds the fair market value per share of the distributed assets by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, in addition to shares of our common stock, the distributed assets you would have received if you had converted your notes immediately prior to the record date for the distribution.

               In respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

                o   the conversion rate by

                o a fraction, the numerator of which is the current market price of our common stock plus the fair market value, determined as described below, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock, and the denominator of which is the current market price of our common stock.

            The adjustment to the conversion rate in the event of a spin-off will occur at the earlier of:

                o the tenth trading day from, and including, the effective date of the spin-off and

                o the date of the initial public offering of the securities being distributed in the spin-off, if that initial public offering is effected simultaneously with the spin-off.

               For purposes of this section, "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are bona fide offered to the public for cash.

               In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities over the ten consecutive trading days following the effective date of the spin-off. Also, for this purpose, the current market price of our common stock means the average of the closing sale prices of our common stock over the ten consecutive trading days following the effective date of the spin-off.

               If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

               Notwithstanding the foregoing, in cases where (a) the per share amount of spin-off distribution equals or exceeds the current market price of our common stock or (b) the current market price of our common stock exceeds the per share amount of the spin-off distribution by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, the distribution you would have received if you had converted your notes immediately prior to the record date for the spin-off distribution.

               (5) cash distributions: we make a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of common stock, in which event the conversion rate will be adjusted by multiplying:

                o   the conversion rate by

                o a fraction, the numerator of which is the current market price of our common stock, and the denominator of which is the current market price of our common stock, minus the amount per share of such distribution.

        Notwithstanding the foregoing, in cases where (a) the per share amount of the cash distribution equals or exceeds the current market price of our common stock or (b) the current market price of our common stock exceeds the per share amount of the cash distribution by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, the cash distribution you would have received if you had converted your notes immediately prior to the record date for the distribution.

               (6) tender offers: we (or one of our subsidiaries) make a payment in respect of a tender offer or exchange offer for our common stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be adjusted by multiplying:

          o    the conversion rate by

          o a fraction, the numerator of which will be the sum of (a) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in such tender or exchange offer and (b) the product of (i) the number of shares of our common stock outstanding less any such purchased shares and (ii) the closing sale price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer, and the denominator of which will be the product of (a) the number of shares of our common stock outstanding, including any such purchased shares, and (b) the closing sale price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

        Notwithstanding the foregoing, in the event of an adjustment pursuant to paragraphs (5) or (6) above, the "maximum conversion rate" will equal 39.2157, subject to adjustment pursuant to paragraphs (1), (2), (3) and (4) above.

        In addition to these adjustments, we may increase the conversion rate as our board of directors considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give you at least 15 days' notice of such an increase in the conversion rate.

        No adjustment to the conversion rate or your ability to convert will be made if you otherwise participate in the distribution without conversion or in certain other cases.

        The applicable conversion rate will not be adjusted:

          o upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

          o upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

          o upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

          o    for a change in the par value of the common stock; or

          o for accrued and unpaid interest and liquidated damages owed, if any.

        You will receive, upon conversion of your notes, in addition to common stock, the rights under any stockholder rights plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged.

Interest Adjustment

        If the average of the closing sale prices of our common stock for the 20 consecutive trading days ending on the third trading day preceding any repurchase date (the "reference price"; we refer to the average of the closing sale prices for the 20 consecutive trading days ending on the third trading day preceding any given date as the reference price calculated with respect to that date) is less than or equal to 70% of the conversion price of the notes, then the interest rate on the notes will be subject to an upward interest adjustment to the "reset rate" (as defined below) for the subsequent six-month period. Once an upward interest adjustment is in effect for the six-month period after a repurchase date, the upward interest adjustment will remain in effect for each of the subsequent six-month periods until the next repurchase date (or, in the case of an upward interest adjustment in effect for the six-month period after the January 15, 2011 repurchase date, until maturity) for which the reference price calculated with respect to the January 15 or July 15 on which such six-month period begins is less than or equal to 70% of the conversion price of the notes. If the reference price calculated with respect to any January 15 or July 15 is greater than 70% of the conversion price then no upward interest adjustment will be in effect and the interest rate on the notes will equal the original interest rate of 1.75% for the subsequent six-month period. If the reference price calculated with respect to any repurchase date is greater than 70% of the conversion price, then the interest rate on the notes will not be subject to a potential upward interest adjustment until the next repurchase date.

        The "reset rate" applicable to any six-month period for which there is an upward adjustment (as defined below) on a repurchase date, will be equal to a per annum rate (the "reference fixed rate") that would, in the sole judgment of the reset agent, result in a trading price of par for a hypothetical issue of our subordinated, nonconvertible, fixed-rate debt securities with:

               (1) a final maturity equal to the term from the repurchase date on which the reset rate is determined until the next repurchase date (or maturity if the repurchase date is the January 15, 2011 repurchase date);

               (2) an aggregate principal amount equal to the aggregate principal amount of the then outstanding notes; and

               (3) provisions that are, insofar as would be practicable for an issue of subordinated, nonconvertible, fixed-rate debt securities, substantially identical to those of the notes.

        In no event, however, will the applicable reset rate be greater than 12% per annum without our prior written consent. Also, if the reset agent determines in its sole judgment that there is no suitable reference fixed rate, the reset rate will be the reset rate most recently determined (except if there is no reset rate most recently determined, in which case the reset rate shall be a rate reasonably determined by the reset agent to reflect current market conditions), such reset rate to remain in effect until the reset agent determines that there is a suitable reference fixed rate, at which time the reset agent shall determine a new reset rate.

        In the event of any upward interest adjustment, we will disseminate a press release containing this information through a public medium that is customary for such press releases or publish the information on our web site or through such other public medium as we may use at that time.

        We will appoint as reset agent a nationally recognized investment bank. If requested by us, the reset agent shall seek an indicative reference fixed rate from one other nationally recognized investment bank engaged for such purpose by us. The determination of any applicable reset rate shall be made by the reset agent by averaging the reference rate it has determined with the indicative reference fixed rate provided by such other investment bank. If an indicative reference fixed rate cannot reasonably be obtained from one other nationally recognized investment bank, or if we choose not to engage such other investment bank, then the rate determined by the reset agent shall be used. The determination of any reset rate by the reset agent will be conclusive and binding upon us, the reset agent, the trustee and the holders of the notes, in the absence of manifest error.

        We may remove the reset agent at any time with or without cause by giving at least 30 days' written notice to the reset agent. The reset agent may resign at any time upon giving at least 30 days' written notice to us. In either event, we will appoint a successor reset agent.

Redemption Rights

        We must repay the notes in cash at their stated maturity on January 15, 2014, unless earlier converted, repurchased or redeemed in accordance with the indenture. The circumstances in which we may redeem the notes prior to their stated maturity are described below.

        We will have the right to redeem the notes in whole or in part, at any time or from time to time, on or after January 15, 2009, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

        We will give not less than 30 days' nor more than 60 days' notice of redemption by mail to holders of the notes. The notice of redemption will inform you of our election to deliver shares of our common stock or to pay cash or a combination of cash and shares of our common stock in the event you elect to convert notes in connection with a redemption.

        If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed by lot, on a pro rata basis or by another method the trustee considers fair and appropriate.

        If the trustee selects a portion of your notes for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be from the portion selected for redemption.

        In the event of any redemption in part, we will not be required to:

     o issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

     o register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

        If we exercise our right to redeem the notes, in whole or in part, we will disseminate a press release containing information regarding the redemption through a public medium that is customary for such press releases or publish the information on our web site or through such other public medium as we may use at that time.

Repurchase Rights

        You have the right to require us to repurchase the notes on January 15, 2009 and January 15, 2011, each of which we refer to as a "repurchase date." In each case, the repurchase price payable will be equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. We will be required to repurchase any outstanding notes for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the last business day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related notes. Our repurchase obligation will be subject to some additional conditions.

        We will pay the repurchase price for any notes submitted for repurchase by us on January 15, 2009 solely in cash. We may, at our option, elect to pay the repurchase price for any notes submitted for repurchase by us on the January 15, 2011 repurchase date in cash, shares of our common stock or a combination of cash and shares of our common stock, but we may at our option elect, at any time prior to maturity and by notice to the trustee, to terminate our right to pay all or a portion of the repurchase price in shares of our common stock. Any common stock to be paid as part or all of the repurchase price will be valued at 95% of the average of the closing sale prices for the five consecutive trading days ending on, and including, the third trading day prior to the repurchase date. However, we may not pay the repurchase price in shares of our common stock or a combination of shares of our common stock and cash unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

     o registration of the shares of our common stock to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

     o qualification of the shares of our common stock to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

     o listing of the shares of our common stock to be issued upon repurchase on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

        Because the value of our common stock will be determined prior to the applicable repurchase date, to the extent we elect to pay all or a portion of the repurchase price in shares of our common stock, holders of notes who submit any notes for repurchase bear the market risk that our common stock will decline in value between the date the value is calculated and the repurchase date.

        We are required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things, the procedures that holders must follow to require us to repurchase their notes as described below and, with respect to notes submitted for repurchase on January 15, 2011, whether the repurchase price will be paid in cash, shares of our common stock or a combination of cash and shares of our common stock.

        The repurchase notice given by each holder electing to require us to repurchase notes shall be given so as to be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date and must state:

     o if certificated, the certificate numbers of the holders' notes to be delivered for repurchase;

     o the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

     o that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        If notes are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

        You may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

     o    the principal amount of notes being withdrawn;

     o    if certificated, the certificate numbers of the notes being withdrawn;
          and

     o the principal amount, if any, of the notes that remain subject to the repurchase notice.

        If notes are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

        In connection with any repurchase, we will, to the extent applicable:

     o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable; and

     o    file Schedule TO or any other required schedule under the Exchange
          Act.

        Our obligation to pay the purchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the repurchase date or the time of delivery of the notes, together with such endorsements.

        If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been given on the business day immediately following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest, if any, on the notes will cease to accrue, whether or not the notes are delivered to the paying agent, and all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the notes.

        Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends, loans or other distributions from our subsidiaries and the terms of our then existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. See "Risk Factors -- We may not have the funds necessary to purchase the notes at the option of the holders or upon a change in control."

Exchange in Lieu of Repurchase

        If you exercise your right to require us to repurchase notes held by you, we may cause the notes first to be offered to a financial institution chosen by us for exchange in lieu of repurchase. In order to accept any notes surrendered for repurchase, the designated institution must agree to deliver, in exchange for such notes, the repurchase price for such notes you otherwise would receive upon repurchase by us. If the designated institution accepts any such notes for repurchase, it will deliver the purchase price to the paying agent. Any notes purchased by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for repurchase but does not timely deliver the related repurchase price payment, we will, as promptly as practical thereafter, but not later than one business day following the repurchase date, cause the purchase price for the notes to be paid. Our designation of an institution to which the notes may be submitted for repurchase does not require the institution to accept any notes. If the designated institution declines to accept any notes surrendered for repurchase, we will repurchase the notes on the terms provided in the indenture. We will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation.

Change in Control

        If a "change in control" as defined below occurs, you will have the right to require us to repurchase all of your notes not previously called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of all notes to be repurchased, plus accrued and unpaid interest, if any, on those notes to, but not including, the repurchase date.

        Instead of paying the repurchase price in cash, we may, at our option, elect to pay the repurchase price for any notes submitted for repurchase by us upon a change in control in shares of our common stock or a combination of shares of our common stock and cash. Any common stock to be paid as part or all of the repurchase price will be valued at 95% of the average of the closing sale prices of our common stock for the five consecutive trading days ending on the third trading day prior to the repurchase date. However, we may not pay the repurchase price in shares of our common stock, or a combination of shares of our common stock and cash, unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

     o registration of the shares of our common stock to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

     o qualification of the shares of our common stock to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

     o listing of the shares of our common stock to be issued upon repurchase on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

        Because the value of our common stock will be determined prior to the applicable repurchase date, to the extent we elect to pay all or a portion of the repurchase price in shares of our common stock, holders of notes who submit any notes for repurchase bear the market risk that our common stock will decline in value between the date the value is calculated and the repurchase date.

        Within 30 days after the occurrence of a change in control, we are obligated to give you notice of the change in control and of the repurchase right arising as a result of the change in control stating, among other things, the procedures holders must follow to require us to repurchase their notes and whether the repurchase price will be paid in cash, shares of our common stock or a combination of cash and shares of our common stock. We must also deliver a copy of this notice to the trustee. In addition, we will disseminate a press release containing this information through a public medium that is customary for such press releases or publish the information on our web site or through such other public medium as we may use at that time.

        To exercise the repurchase right, you must deliver on or before the 30th day after the date of our notice irrevocable written notice to the trustee of your exercise of this repurchase right, together with the notes with respect to which the right is being exercised. We are required to repurchase the notes on the date that is 45 days after the date of our notice.

        A "change in control" will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

               (1) any person, including any syndicate or group deemed to be a "person" under section 13(d) (3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans and other than any transaction contemplated by the second bullet point of clause
        (2) below; or

               (2) we merge or consolidate with or into any other person (other than a subsidiary), another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

     o that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock, or

     o pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

     o which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

However, a change in control will not be deemed to have occurred if:

     o the closing sale price of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock under clause (1) above, or the period of ten consecutive trading days ending immediately before the change in control, in the case of a change in control relating to a merger, consolidation, asset sale or otherwise under clause (2) above, equals or exceeds 105% of the applicable conversion price in effect on each of those five trading days; or

     o all of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger, consolidation or a conveyance, sale, transfer or lease otherwise constituting a change in control under clause (1) and/or clause (2) above consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or its successor (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the notes become convertible into such shares of such capital stock.

        For purposes of these provisions, whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act and "person" includes any syndicate or group that would be deemed to be a "person" under section 13(d)(3) of the Exchange Act.

        Rule 13e-4 under the Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to the holders of notes. We will comply with this rule to the extent it applies at that time.

        The definition of a change in control includes a phrase relating to the conveyance, sale, transfer or lease of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the conveyance, sale, transfer or lease of less than all of our assets may be uncertain.

        The foregoing provisions would not necessarily provide the holders of notes with protection if we are involved in a highly leveraged or other transaction that may adversely affect the holders.

        If a change in control were to occur, we may not have sufficient funds to pay the change in control repurchase price. See "Risk Factors" under the caption "We may not have the funds necessary to purchase the notes at the option of the holders or upon a change in control." In particular, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting its holders to accelerate or requiring us to repurchase our indebtedness upon the occurrence of similar events or on some specified dates. If we fail to repurchase the notes when required following a change in control, we will be in default under the indenture.

Merger and Sales of Assets by Kroll

        We may not (1) consolidate with or merge with or into any other person or convey, sell, transfer or lease or otherwise dispose of all or substantially all of our assets to any other person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into us, unless:

     o in the case of a merger or consolidation, either we are the surviving person or, if we are not the surviving person, the surviving person formed by such consolidation or into which we are merged or the person to which our properties and assets are transferred shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the trustee a supplemental indenture expressly assuming the payment when due of the principal of and interest on the notes and the performance of each of our other covenants under the notes and the indenture, and

     o in either case, immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing.

        In the case of a merger or consolidation pursuant to which all or substantially all of our common stock would be converted into cash, securities or other property, the right to convert a note into our common stock will be changed into a right to convert the note into the kind and amount of cash, securities or other property that you would have received if you had converted your notes immediately prior to the transaction.

Events of Default

        The following are events of default with respect to the notes:

     o default for 30 days in payment of any interest, if any, when due and payable on the notes, whether or not prohibited by the subordination provisions of the indenture;

     o default in payment of principal of the notes at maturity, upon redemption, repurchase or following a change in control, when the same becomes due and payable, whether or not prohibited by the subordination provisions of the indenture;

     o default by us or any of our significant subsidiaries in the payment of principal or premium at final maturity under any other instruments of indebtedness, which default is in an aggregate principal amount exceeding $15.0 million and continues in effect for more than 30 days after the expiration of any grace period or any applicable extension of time for payment;

     o default in our obligations to satisfy our conversion obligation upon exercise of a holder's conversion right, unless such default is cured within five days after written notice of default is given to us by the trustee or the holder of such note;

     o default by us or any of our significant subsidiaries under any instrument or instruments evidencing indebtedness (other than the notes) having an outstanding principal amount of $15.0 million (or its equivalent in any other currency or currencies) or more that results in the acceleration of maturity of such indebtedness unless the declaration of that acceleration has been rescinded within 30 days;

     o default in our performance of any other covenants or agreements contained in the indenture or the notes for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding; and

     o certain events of bankruptcy, insolvency and reorganization of us or any of our significant subsidiaries.

        The term "significant subsidiary" shall have the meaning set forth in Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission.

        The indenture will require that we file annually with the trustee a certificate describing any default by us in the performance of any conditions or covenants that has occurred under the indenture and its status. We must give the trustee written notice within 30 days of any default under the indenture that could mature into an event of default described in the fourth bullet point above.

        The indenture provides that if an event of default occurs and is continuing with respect to the notes, either the trustee or the registered holders of at least 25% in aggregate principal amount of the notes may declare the principal amount, plus accrued and unpaid interest, if any, on the notes to be due and payable immediately. If an event of default relating to some events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on the notes automatically will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the notes have been cured (other than the nonpayment of principal of or interest on the notes which has become due solely by reason of the declaration of acceleration), then the declaration of acceleration shall be automatically annulled and rescinded.

        A holder of notes may pursue any remedy under the indenture only if:

     o the holder gives the trustee written notice of a continuing event of default for the notes;

     o the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request to the trustee to pursue the remedy;

     o the holder or holders offer to the trustee indemnity reasonably satisfactory to the trustee;

     o the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

     o during that 60-day period, the holders of a majority in aggregate principal amount of the notes do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of notes to sue for enforcement of payment of the principal of or interest on the holder's note on or after the respective due dates expressed in its notes or the holder's right to convert its notes in accordance with the indenture.

        The trustee will be entitled under the indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the indenture at the direction of the registered holders of the notes or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indenture will also provide that the registered holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other registered holders of the notes, or would involve the trustee in personal liability.

        The indenture will provide that while the trustee generally must mail notice of a default or event of default to the registered holders of the notes within 90 days of occurrence, the trustee may withhold notice of any default or event of default (except in payment on the notes) if the trustee in good faith determines that the withholding of such notice is in the interests of the registered holders of the notes.

Modification and Waiver

        We may amend or supplement the indenture if the holders of a majority in principal amount of the then outstanding notes consent to it. Without the consent of the holder of each note, however, no amendment, supplement or waiver may:

     o reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

     o reduce the rate of accrual of interest or modify the method for calculating interest or change the time for payment of interest on the notes;

     o modify the provisions with respect to holder's rights upon a change in control in a manner adverse to the holders of the notes, including our obligations to repurchase the notes following a change in control:

     o reduce the principal amount of the notes or change the final stated maturity of the notes;

     o reduce the redemption or repurchase price of the notes or change the time at which the notes may or must be redeemed or repurchased;

     o make payments on the notes payable in currency other than as originally stated in the notes;

     o modify the subordination provisions of any note in a manner that adversely affects the rights of the holder;

     o impair the holder's right to institute suit for the enforcement of any payment on the notes;

     o make any change in the percentage of principal amount of notes necessary to waive compliance with provisions of the indenture or to make any change in this provision for modification;

     o waive a continuing default or event of default regarding any payment on the notes; or

     o    adversely affect the conversion or repurchase provisions of the notes.

        We may amend or supplement the indenture or waive any provision of it without the consent of any holders of notes in some circumstances, including:

     o    to cure any ambiguity, omission, defect or inconsistency;

     o to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

     o to provide for uncertificated notes in addition to or in place of certificated notes;

     o    to secure the notes or to provide guarantees of the notes;

     o to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     o to add covenants that would benefit the holders of notes or to surrender any rights we have under the indenture;

     o    to add events of default with respect to the notes; or

     o to make any change that does not adversely affect any outstanding notes in any material respect.

        The holders of a majority in aggregate principal amount of the outstanding notes generally may waive any existing or past default or event of default. Those holders may not, however, waive any default or event of default in any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Calculations in Respect of Notes

        We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the trading prices of the notes and the sale prices of our common stock, any accrued interest payable on the notes, the conversion rate of the notes and the projected payment schedule. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Governing Law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

        The Bank of New York is the trustee, registrar, conversion agent and paying agent. The trustee maintains an office in New York, New York.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

        If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as trustee under the indenture.

Form, Exchange, Registration and Transfer

        The notes were issued in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the notes. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        Notes will be exchangeable for other notes for the same principal amount and for the same terms but in different authorized denominations in accordance with the indenture.

        Holders may present notes for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        We have appointed the trustee as security registrar for the notes. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the notes.

Payment and Paying Agents

        Payments on the notes will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, with respect to global notes, by wire transfer. We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.

        The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        We will maintain an office in the Borough of Manhattan, the City of New York, where we will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations. This office will initially be an office or agency of the trustee.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Replacement of Notes

        We will replace any notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated notes or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed notes, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the notes before a replacement note will be issued.

                                BOOK-ENTRY SYSTEM

        The notes are represented by one or more global securities (each a "Global Security"). Each Global Security has been deposited with, or on behalf of, DTC and is registered in the name of a nominee of DTC. Except under circumstances described below, the notes will not be issued in definitive form.

        Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the notes represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form, and will not be considered the owners or holders thereof under the indenture. Principal and interest payments, if any, on the notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant Global Security. Neither Kroll, the trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant Global Security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a Global Security held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

        If DTC is at any time unwilling or unable to continue as a depository and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the entire Global Security for the notes. In addition, we may at any time and in our sole discretion determine not to have the notes represented by a Global Security and, in such event, will issue the notes in definitive form in exchange for the entire Global Security relating to the notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of the notes represented by the Global Security equal in principal amount to the beneficial interest and to have the notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

                          DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 100 million shares of common stock, par value $.01 per share, and five million shares of preferred stock, par value $.01 per share. As of March 1, 2004, 39,239,174 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

        The following description of our capital stock is a summary of the material terms of such stock. This summary may not contain all the information that is important to you. The summary is subject in all respects to applicable Delaware law and to the provisions of our certificate of incorporation and by-laws.

        The holders of common stock are entitled to receive dividends in cash, property or other securities out of assets legally available therefor if, as and when declared by our board of directors. In the event of our liquidation or dissolution, the holders of common stock will be entitled to receive ratably the balance of our net assets available for distribution to stockholders, after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of preferred stock. Each share of common stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors who may be elected by vote of any outstanding shares of preferred stock voting as a class. The common stock is not convertible or redeemable and there are no sinking fund provisions therefor. Holders of shares of common stock are not entitled to any preemptive rights.

        The rights and privileges of the common stock may be subordinate to the rights and preferences of any of the preferred stock. The Board of Directors is authorized to fix by resolution, without approval of stockholders, the designation of each series of preferred stock, and, with respect to each series, the stated value of the shares, the dividend rate and the dates, seniority and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund, the preferences of the shares in the event of our liquidation or dissolution, the provisions, if any, respecting the redemption of the shares, subject to applicable law, the voting rights, the terms, if any, upon which the shares are convertible into or exchangeable for any other shares, and any other relative, participating, optional, or other special rights, qualifications, limitations or restrictions. All shares of any series of preferred stock shall rank equally and shall be identical.

        Our common stock is traded on the Nasdaq National Market under the symbol "KROL."

                      CERTAIN CHARTER AND BY-LAW PROVISIONS

        The following brief description of certain provisions of our certificate of incorporation and by-laws does not purport to be complete and is subject in all respects to the provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

        The provisions of Delaware law, our certificate of incorporation and our by-laws may have the effect of delaying, deferring, or discouraging another person from acquiring control of us, including takeover attempts that might result in a premium over the market price for the shares of common stock.

        Delaware Law. We are subject to the provisions of section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time that the person became an interested stockholder, unless:

     o before the person became an "interested stockholder," the board of directors of the corporation approved the transaction in which the "interested stockholder" became an "interested stockholder" or approved the business combination;

     o upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares of voting stock outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

     o at or after the time the person became an "interested stockholder," the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the "interested stockholder."

        A "business combination" is defined generally to include (1) mergers or consolidations between a Delaware corporation and an "interested stockholder,"
(2) transactions with an "interested stockholder" involving the assets or stock of the corporation or any majority-owned subsidiary, (3) transactions which increase an "interested stockholder's" percentage ownership of stock of the corporation or any majority-owned subsidiary, and (4) receipt of various financial benefits from the corporation or any majority-owned subsidiary. In general, an "interested stockholder" is defined as any person or entity that is the beneficial owner of at least 15% of a corporation's outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years.

        A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express amendment to its certificate of incorporation or by-laws approved by at least a majority of the outstanding voting shares. However, Kroll has not opted out of this provision. section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire Kroll.

        Certificate of Incorporation and By-Law Provisions. Our certificate of incorporation and bylaws provide:

     o a staggered board of directors so that it would take three successive annual meetings to replace all directors;

     o    a prohibition on stockholder action through written consents;

     o a requirement that special meetings of stockholders be called only by our Chief Executive Officer or a majority of the board of directors;

     o advance notice requirements for stockholder proposals and nominations of directors;

     o the authority of our board of directors to issue, without stockholder approval, preferred stock with such terms as our board may determine; and

     o    limitations on the ability of stockholders to remove directors.

        Limitations of Liability and Indemnification of Directors and Officers. Our certificate of incorporation limits the liability of directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     o under section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

     o for any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

        We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

        This is a summary of material United States federal income tax consequences relevant to holders of the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), regulations promulgated thereunder, rulings and decisions, all as now in effect and all of which are subject to change (including retroactive changes) or possible differing interpretations. The discussion below deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, expatriates, partnerships or other pass-through entities, persons holding the notes in a tax-deferred or tax-advantaged account, or persons holding the notes as a hedge against currency risks, as a position in a "straddle" or as part of a "hedging" or "conversion" or other risk reduction transaction for tax purposes and persons deemed to sell notes under the constructive sale provisions of the Code.

        We do not address all of the tax consequences that may be relevant to an investor in the notes. In particular, we do not address:

     o the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of the notes;

     o U.S. holders (defined below) whose functional currency is not the United States dollar;

     o any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes; or

     o any United States federal, state, local or foreign tax consequences to U.S. holders of owning or disposing of our common stock.

        A U.S. holder is a beneficial owner of the notes who or which is for United States federal income tax purposes:

     o    a citizen or resident alien individual;

     o a corporation created or organized in or under the laws of the United States or any state thereof;

     o an estate if its income is subject to United States federal income taxation regardless of its source; or

     o a trust if (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (2) it has a valid election in effect under applicable treasury regulations to be treated as a U.S. person.

        A Non-U.S. holder is a beneficial owner of the notes other than a U.S. holder.

        If a partnership (or other entity treated as such for United States federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership for United States federal income tax purposes, and the partners in such a partnership, should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes.

        No statutory or judicial authority directly addresses the treatment of the notes or instruments similar to the notes for United States federal income tax purposes. The Internal Revenue Service has issued a revenue ruling with respect to instruments similar to the notes. To the extent it addresses the issue, this ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the Internal Revenue Service with respect to the United States federal income tax consequences of the issues that are not addressed in the revenue ruling. The Internal Revenue Service would not be precluded from taking contrary positions. As a result, no assurance can be given that the Internal Revenue Service will agree with all of the tax characterizations and the tax consequences described below.

        We urge prospective investors to consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes and our common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Classification of the Notes

        Pursuant to the terms of the indenture, we and each holder of the notes agree, for United States federal income tax purposes, to treat the notes as "contingent payment debt instruments" and to be bound by our application of the United States Treasury regulations that govern contingent payment debt instruments (which we refer to as the CPDI regulations), and the remainder of this discussion assumes that the notes will be so treated.

        In addition, under the indenture, each holder will be deemed to have agreed to treat the fair market value of our common stock received by such holder upon conversion or otherwise as a contingent payment and to accrue interest with respect to the notes as original issue discount for United States federal income tax purposes according to the "noncontingent bond method" set forth in the CPDI regulations, using the comparable yield (as defined below) compounded semiannually and the projected payment schedule (as defined below) determined by us. Notwithstanding the issuance of the revenue ruling discussed above, the application of the CPDI regulations to instruments such as the notes is uncertain in several respects, and, as a result, no assurance can be given that the Internal Revenue Service or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. In particular, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion or repurchase of the notes as a result of which a holder receives shares of our common stock, and might recognize capital gain or loss upon a taxable disposition of the notes. Holders should consult their tax advisors concerning the tax treatment of holding the notes.

Accrual of Interest on the Notes

        Pursuant to the CPDI regulations, a U.S. holder will be required to accrue interest income on the notes, which we refer to as original issue discount, in the amounts described below, regardless of whether the U.S. holder uses the cash or accrual method of tax accounting. Accordingly, U.S. holders will likely be required to include interest in taxable income in each year in excess of the accruals on the notes for non-tax purposes (i.e., in excess of the stated semi-annual cash interest payable on the notes and any contingent interest payments) actually received in that year.

        The CPDI regulations provide that a U.S. holder must accrue an amount of ordinary interest income, as original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

               (1) the product of (a) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (b) the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period;

               (2) divided by the number of days in the accrual period; and

               (3) multiplied by the number of days during the accrual period that the U.S. holder held the notes.

        The notes' issue price is the first price at which a substantial amount of the notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any projected payments (as defined below) previously made (including payments of stated semi-annual cash interest) with respect to the notes.

        The term "comparable yield" means the annual yield we would pay, as of the initial issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the notes. We intend to take the position that the comparable yield for the notes is 7.25%, compounded semiannually. The precise manner of calculating the comparable yield, however, is not entirely clear. If the comparable yield were successfully challenged by the Internal Revenue Service, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, the projected payment schedule described below could differ materially from the projected payment schedule provided by us.

        The CPDI regulations require that we provide to U.S. holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the notes. This schedule must produce the comparable yield. The projected payment schedule includes the semi-annual cash interest payable on the notes and estimates for certain contingent interest payments and takes into account the conversion feature. In this connection, the fair market value of any common stock (and cash, if any) received by a holder upon conversion will be treated as a contingent payment.

        U.S. holders may obtain the projected payment schedule by submitting a written request for such information to us at the address set forth under "Incorporation of Documents by Reference."

        The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a U.S. holder's interest accruals and adjustments thereof in respect of the notes for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes.

        Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

Adjustments to Interest Accruals on the Notes

        As noted above, the projected payment schedule includes amounts attributable to the stated semi-annual cash interest payable on the notes. Accordingly, the receipt of the stated semi-annual cash interest payments will not be separately taxable to U.S. holders. If, during any taxable year, a U.S. holder receives actual payments with respect to the notes for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. The U.S. holder will treat a "net positive adjustment" as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property received in that year, including the fair market value of our common stock received upon conversion or otherwise.

        If a U.S. holder receives in a taxable year actual payments with respect to the notes for that taxable year that in the aggregate were less than the amount of projected payments for that taxable year, the U.S. holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will (1) first reduce the U.S. holder's interest income on the notes for that taxable year and
(2) to the extent of any excess after the application of (1), give rise to an ordinary loss to the extent of the U.S. holder's interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under section 67 of the Code. Any negative adjustment in excess of the amounts described in (1) and (2) will be carried forward and treated as a negative adjustment in the succeeding taxable year and will offset future interest income accruals in respect of the notes or will reduce the amount realized on the sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement of the notes.

        If a U.S. holder purchases a note for an amount that is less than the note's adjusted issue price, then the difference will be treated as a net positive adjustment. Conversely, if a U.S. holder purchases a note for an amount that is greater than the note's adjusted issue price, then the difference will be treated as a net negative adjustment. The adjustment (whether positive or negative) must be reasonably allocated between daily portions of interest and projected payments and is taken into account (i) as daily portions of interest accrue to the extent it is allocable to interest and (ii) as contingent payments are made to the extent it is allocable to such contingent payments. A U.S. holder's adjusted tax basis in a note is increased when, and to the extent that, the positive adjustment is taken into account and is decreased when, and to the extent that, the negative adjustment is taken into account.

Sale, Exchange, Conversion or Redemption

        Generally, the sale or exchange of a note, the purchase of a note by us at the holder's option, or the conversion, redemption or retirement of a note for cash, will result in taxable gain or loss to a U.S. holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the notes includes the receipt of common stock upon conversion or otherwise as a contingent payment with respect to the notes. Accordingly, we intend to treat the receipt of our common stock by a U.S. holder upon the conversion of a note or otherwise as a contingent payment under the CPDI Regulations. Under this treatment, conversion also would result in taxable gain or loss to the U.S. holder. As described above, holders will be deemed to have agreed to be bound by our determination of the comparable yield and the schedule of projected payments.

        The amount of gain or loss on a taxable sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement would be equal to the difference between (1) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of our common stock received, and (2) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will be equal to the U.S. holder's original purchase price for the note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above, other than adjustments that arise as a result of a holder purchasing a note for an amount that differs from its adjusted issue price), and decreased by the amount of any projected payments that have been previously made in respect of the notes to the U.S. holder (without regard to the actual amount paid). Any such gain recognized generally will be treated as ordinary interest income; any such loss will be (a) ordinary loss to the extent that the interest previously included in income exceeds prior net negative adjustments, and (b) thereafter, capital loss (which will be long-term if the note is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

        A U.S. holder's tax basis in our common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The U.S. holder's holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive Dividends

        If at any time we were to make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes were increased, such increase might be deemed to be the payment of a taxable dividend to holders of the notes. For example, an increase in the conversion rate in the event of distributions of our evidences of indebtedness or assets or an increase in the event of a cash dividend may result in deemed dividend treatment to holders of the notes, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock would not be so treated.

Treatment of Non-U.S. Holders

        All payments on the notes made to a Non-U.S. holder, including amounts received upon the sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement of the notes, will be exempt from United States income or withholding tax provided that: (1) such Non-U.S. holder does not own, actually, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (2) the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; (3) such payments and gain are not effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States; (4) our common stock continues to be, and the notes are, actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the Nasdaq National Market); and (5) we are not a "United States real property holding corporation." We believe that we are not and do not anticipate becoming a "United States real property holding corporation." However, if a Non-U.S. holder were deemed to have received a constructive dividend (see "-- Constructive Dividends" above), the Non-U.S. holder will generally be subject to United States federal withholding tax at a 30% rate, subject to reduction by an applicable treaty, on the taxable amount of such dividend.

        The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN (or successor form or other applicable Form W-8), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements. A holder of a note which is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or certain foreign trusts), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

        Distributions on our common stock received by a Non-U.S. holder generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as of the end of the year of the distribution. Subject to the discussion below of backup withholding, any such distribution treated as a dividend to a Non-U.S. holder generally will be subject to a 30% United States federal withholding tax (or such lower tax rate provided by an applicable treaty), unless the dividend is effectively connected with the conduct of a trade or business of the Non-U.S. holder in the United States.

        A Non-U.S. holder will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange, redemption or other disposition of our common stock, unless (1) in the case of an individual Non-U.S. holder, that holder is present in the United States for 183 days or more in the year of the disposition and certain other requirements are met, (2) the gain is effectively connected with the conduct of a trade or business of the Non-U.S. holder in the United States or (3) we are a "United States real property holding corporation." We believe that we are not and do not anticipate becoming a "United States real property holding corporation."

        If a Non-U.S. holder is engaged in a trade or business in the United States, and if interest on the notes, dividends on our common stock, or gain realized on the disposition of the notes or our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest, dividends and/or on gain realized on the disposition of the notes or common stock in the same manner as if it were a U.S. holder. Such a Non-U.S. holder would be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax on payments of interest and dividends. In addition, if such a Non-U.S. holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding Tax and Information Reporting

        We will comply with applicable information reporting requirements with respect to payments on the notes and common stock. Payments of principal and interest (including original issue discount and a payment in common stock pursuant to a conversion or repurchase of the notes) on, and the proceeds of dispositions of, the notes may be subject to United States federal backup withholding tax at the applicable statutory rate if the U.S. holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. A Non-U.S. holder may be subject to United States backup withholding tax on payments on the notes and common stock and the proceeds from a sale or other disposition of the notes and common stock unless the Non-U.S. holder complies with certification procedures to establish that it is not a United States person. Any amounts so withheld will be allowed as a credit against a holder's United States federal income tax liability and may entitle a holder to a refund, provided the required information is timely furnished to the Internal Revenue Service.

                             SELLING SECURITYHOLDERS

        The notes were originally issued in a private offering that closed on January 2, 2004. The initial purchasers of the notes have advised us that the notes were resold in transactions exempt from the registration requirements of the Securities Act to persons that the initial purchasers reasonably believed were "qualified institutional buyers," as defined in Rule 144A under the Securities Act. Selling securityholders, including their transferees, pledgees, donees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and the shares of common stock into which the notes are convertible. See " Plan of Distribution."

        The table below sets forth information as of March 31, 2004 with respect to the selling securityholders, the principal amount of the notes and the number of shares of common stock into which the notes are initially convertible beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

        We have prepared the table based on information given to us by, or on behalf of, the selling securityholders on or before March 31, 2004. Because the selling securityholders may offer, pursuant to this prospectus, all or some portion of the notes or common stock listed below, no estimate can be given as to the principal amount of notes or the number of shares of common stock that will be held by the selling securityholders upon consummation of any sales. In addition, the selling securityholders listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

        Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements or amendments to this prospectus if and when necessary.


                                          Original Principal
                                            Amount of Notes                             Number of Shares of     Percentage of
                                           Beneficially Owned   Percentage of Notes     Common Stock that may    Common Stock
Selling Security Holder                       and Offered           Outstanding              be sold (1)       Outstanding (2)(3)
-----------------------                   -------------------   -------------------     ---------------------  ------------------
B.C. McCabe                                  $    125,000               *                        3,565                 *
Calamos Market Neutral Fund-                 $  3,000,000            1.71%                      85,567                 *
     Calamos Investment Trust
Chrysler Corporation Master                  $  3,570,000            2.04%                     101,825                 *
     Retirement Trust
CNM CA Master Accounts, L.P.                 $    500,000               *                       14,261                 *
Consulting Group Capital                     $    800,000               *                       22,818                 *
     Markets Funds
Delta Airlines Master Trust-CV               $    590,000               *                       16,828                 *
Delta Pilots Disability and                  $    285,000               *                        8,128                 *
     Survivorship Trust-CV
DKR Saturn Event Driven                      $  9,250,000            5.29%                     263,833                 *
      Holding Fund Ltd.
DKR Saturn Holding Fund Ltd.                 $  9,250,000            5.29%                     263,833                 *
DKR SoundShore Opportunity                   $  2,600,000            1.49%                      74,158                 *
     Holding Fund Ltd.
International Truck and Engine               $    905,000               *                       25,812                 *
     Corporation Non-Contributory
     Retirement Plan Trust
International Truck and Engine               $    125,000               *                        3,565                 *
     Corporation Retiree Health
     Benefit Trust


                                       62



                                          Original Principal
                                            Amount of Notes                             Number of Shares of     Percentage of
                                           Beneficially Owned   Percentage of Notes     Common Stock that may    Common Stock
Selling Security Holder                       and Offered           Outstanding              be sold (1)       Outstanding (2)(3)
-----------------------                   -------------------   -------------------     ---------------------  ------------------
International Truck and Engine               $  1,265,000               *                       36,081                 *
     Corporation Retirement Plan for
     Salaried Employees Trust
KeySpan Foundation                           $     60,000               *                        1,711
Lord Abbett America's Value Fund             $  1,250,000               *                       35,653                 *
Lord Abbett Bond Debenture Fund Inc.         $ 16,500,000            9.43%                     470,621               1.20%
Lord Abbett Investment Trust-LA              $  1,600,000               *                       45,636                 *
     Convertible Fund
Lord Abbett Series Fund-Americas Value       $     50,000               *                        1,426                 *
     Portfolio
Man Convertible Bond Master Fund Ltd.        $  5,056,000            2.89%                     144,209                 *
McMahan Securities Co.                       $  2,500,000            1.43%                      71,306                 *
Met Investor Series Trust America's Value    $     50,000               *                        1,426                 *
Microsoft Corporation                        $    940,000               *                       26,811                 *
Motion Picture Industry Health               $    145,000               *                        4,135                 *
     Plan-Active Member Fund
Motion Picture Industry Health               $     95,000               *                        2,709                 *
     Plan-Retiree Member Fund
National Fuel & Gas Company                  $    150,000               *                        4,278                 *
Retirement Plan
Nisswa Master Fund Ltd.                      $    250,000               *                        7,130                 *
Northern Income Equity Fund                  $  6,000,000            3.43%                     171,135                 *
OCM Convertible Trust                        $    965,000               *                       27,524                 *
OCM Global Convertible                       $    100,000               *                        2,852                 *
     Securities Fund
Oxford, Lord Abbett & Co.                    $  1,400,000               *                       39,931                 *
Partner Reinsurance Company Ltd.             $    505,000               *                       14,403                 *
Qwest Occupational Health Trust              $    160,000               *                        4,563                 *
S.A.C. Capital Associates, LLC               $ 10,000,000            5.71%                     285,225                 *
State  Employees' Retirement Fund of the     $    650,000               *                       18,539                 *
     State of Delaware
St. Thomas Trading, Ltd. (4)                 $  8,944,000            5.11%                     255,105                 *
Teachers Insurance and                       $  5,000,000            2.86%                     142,612                 *
     Annuity Association of America
Total Fina Elf Finance USA, Inc.             $    225,000               *                        6,417                 *
Travelers Indemnity Company-                 $    160,000               *                        4,563                 *
     Commercial Lines
Travelers Indemnity Company-                 $    105,000               *                        2,994                 *
     Personal Lines
UBS O'Connor LLC                             $  2,925,000            1.67%                      83,428                 *
UnumProvident Corporation                    $    250,000               *                        7,130                 *


                                       63


                                          Original Principal
                                            Amount of Notes                             Number of Shares of     Percentage of
                                           Beneficially Owned   Percentage of Notes     Common Stock that may    Common Stock
Selling Security Holder                       and Offered           Outstanding              be sold (1)       Outstanding (2)(3)
-----------------------                   -------------------   -------------------     ---------------------  ------------------
Windmill Master Fund L.P.                    $ 10,000,000            5.71%                     285,225                 *
All other holders of the notes or
     future transferees, pledgees,
     donees, assignees or successors
     of such holders (5)                     $ 66,700,000           38.11%                   1,902,116              4.85%
                                             ------------    ------------                   ----------
Total                                        $175,000,000          100.00%                   4,991,087             12.72%


*       Less than 1%

        (1) Assumes conversion of all of the holder's notes at a conversion rate of 28.5205 shares of common stock per $1,000 original principal amount of the notes. This conversion rate is subject to adjustment as described under "Description of Notes -- Conversion Rights -- Anti-dilution Adjustments." As a result, the number of shares of common stock issuable upon conversion of the notes may increase in the future. Excludes shares of common stock that may be issued by us upon the repurchase of the notes and fractional shares. Holders will receive a cash adjustment for any fractional share amount resulting from conversion of the notes, as described under "Description of Notes -- Conversion Rights --Conversion Consideration."

        (2) Calculated based on 39,239,174 shares of common stock outstanding as of March 1, 2004. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder's notes, but we did not assume conversion of any other holder's notes.

        (3) Assumes that all holders of notes, or any future transferees, pledgees, donees or successors of or from such holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial applicable conversion rate. Each of the listed selling securityholders has represented to us that it does not beneficially own any of our notes or shares of our common stock other than as set forth in the above table under the caption "Original Principal Amount of Notes Beneficially Owned and Offered."

        (4) This selling security holder has identified itself as an affiliate of a broker dealer and has represented to us that (a) it purchased the notes and/or the common stock issuable upon conversion of the notes in the ordinary course of business, and (b) at the time of such purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such notes and/or common stock issuable upon conversion of the notes.

        (5) New selling security holders, if any, will be set forth from time to time in post-effective amendments to the registration statement of which this prospectus forms a part, to the extent required under the rules and regulations of the SEC.

                              PLAN OF DISTRIBUTION

        We are registering the notes and common stock issuable upon conversion of the notes covered by this prospectus to permit securityholders to conduct secondary trading of these securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale of the securities offered by this prospectus. The notes and shares of common stock issuable upon conversion of the notes are being offered on behalf of the selling securityholders.

        We have been advised by the selling securityholders that the notes and shares of common stock issuable upon conversion of the notes may be sold or distributed from time to time by the selling securityholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling securityholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire the notes or shares of common stock as principals, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices, which may change. If the notes or shares of common stock are sold through brokers, dealers or underwriters, the selling securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Unless otherwise permitted by law, if the notes or shares of common stock are to be sold by pledgees, donees or transferees of, or other successors in interest to, the selling securityholders, we will distribute a prospectus supplement and/or file an amendment to the registration statement of which this prospectus is a part amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

        The sale of the notes or shares of common stock may be effected in one or more of the following methods:

     o on any national securities exchange or quotation service on which the notes or shares of common stock may be listed or quoted at the time of sale;

     o in transactions otherwise than on such exchanges or services in the over-the-counter market;

     o through the writing of options, whether the options are listed on an option exchange or otherwise; or

     o    through the settlement of short sales.

        In addition, any notes or shares of common stock that qualify for resale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A of the Securities Act rather than pursuant to this prospectus.

        These transactions may include crosses or block transactions. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

        In addition, the selling securityholders or their successors in interest may enter into hedging transactions with broker-dealers or other financial institutions who may engage in short sales of the notes or shares of common stock, sell the notes or shares of common stock short and deliver these securities to close out such short positions, or loan or pledge the notes or shares of common stock to broker-dealers that in turn may sell the securities. The selling securityholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the notes or shares of common stock which may be resold thereafter pursuant to this prospectus if the notes or shares of common stock are delivered by the selling securityholders.

        The selling securityholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the notes or shares of common stock and, if the selling securityholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell the notes or shares of common stock from time to time under this prospectus; however, in the event of a pledge or a default in the performance of a secured obligation by the selling securityholders, in order for the notes or shares of common stock to be sold under this prospectus, unless permitted by law, we will distribute a prospectus supplement and/or an amendment to the registration statement of which this prospectus is a part amending the list of selling securityholders to include the pledgee, transferee, secured party or other successors in interest as selling securityholders under this prospectus.

        Each of the selling securityholders which is an affiliate of a registered broker-dealer has represented to us (1) that it purchased the notes and/or the common stock issuable upon conversion of the notes in the ordinary course of business, and (2) at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute such notes and/or common stock issuable upon conversion of the notes.

        Brokers, dealers, underwriters or agents participating in the distribution of the notes or shares of common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders and/or purchasers of the notes or shares of common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

        The selling securityholders and any underwriters, broker-dealers or agents who act in connection with the sale of notes or shares of common stock hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of notes or shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling securityholder can presently estimate the amount of such compensation. We know of no existing arrangements between any selling securityholder, broker, dealer, underwriter or agent relating to the sale or distribution of the notes or shares of common stock. Selling securityholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, upon being notified by a selling securityholder that any arrangement has been entered into with any underwriter or broker-dealer for the sale of Notes or common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any underwriter or broker-dealer(s), the name(s) of the selling securityholder(s) and of the participating, underwriter or broker-dealer(s), specific notes and/or common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

        The anti-manipulation rules under the Exchange Act may apply to sales of notes or shares of common stock in the market and to the activities of the selling securityholders and their affiliates.

        In order to comply with the securities laws of some states, if applicable, the notes and common stock offered by the prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and common stock may not be sold unless they have been registered or qualified for sale or an exemption from the registration or qualification requirements is available and is complied with.

        Our common stock is quoted on the Nasdaq National Market under the symbol "KROL." We do not intend to apply for listing of the notes on any securities exchange or other stock market. Accordingly, we give you no assurance as to the development of liquidity or any trading market for the notes. See "Risk Factors -- An active trading market for the notes may not develop."

        Under the registration rights agreement that has been filed as an exhibit to the registration statement of which this prospectus is a part, we will use our reasonable best efforts to keep the registration statement effective until the earliest of (i) the sale of all registrable securities offered by this prospectus; (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the registrable securities held by non-affiliates of Kroll; and (iii) two years after the date the registration statement of which this prospectus is a part is declared effective under the Securities Act by the SEC.

        We are permitted to prohibit offers and sales of securities pursuant to this prospectus under certain circumstances for a period not to exceed 45 days in any 90-day period and not to exceed an aggregate of 90 days in any 12-month period if our board of directors has determined in good faith that because of valid business reasons, including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in our best interests to suspend use of this prospectus. We agreed to pay predetermined additional amounts to holders of the notes and shares of common stock issuable upon conversion of the notes if this prospectus is unavailable for the periods in excess of those described above.

        Under the registration rights agreement, we have agreed to indemnify, or contribute to the losses of, the initial purchasers of the notes, each selling securityholder and certain other persons, and each selling securityholder has agreed to indemnify, or contribute to the losses of, us and certain other persons, against certain specified liabilities, including liabilities arising under the Securities Act.

        We have agreed, among other things, to bear all fees and expenses, other than selling expenses, commissions and the discounts, and the expenses of one counsel to the selling securityholders, in connection with the registration and sale of the notes and the shares of common stock offered by this prospectus.

                                  LEGAL MATTERS

        Certain legal matters with respect to the notes and of the shares of common stock issuable upon conversion of the notes have been passed upon for Kroll by Kramer Levin Naftalis & Frankel LLP, New York, New York.

        Thomas E. Constance, a director of Kroll, is a partner in Kramer Levin Naftalis & Frankel LLP.

                                     EXPERTS

        The consolidated financial statements of Kroll Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated in this prospectus by reference from Kroll Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which report expresses an unqualified opinion and includes explanatory paragraphs referring to (i) Kroll Inc.'s change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective on January 1, 2002, and (ii) the restatement of Kroll's December 31, 2002 consolidated balance sheet, and the consolidated statements of cash flows and stockholders' equity for each of the two years in the period ended December 31, 2002, to adjust Kroll's accounting for database costs, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of Zolfo Cooper, LLC for the year ended December 31, 2001 incorporated in this prospectus by reference from Amendment No. 2 to the Registration Statement on Form S-3 of Kroll Inc. filed with the SEC on October 11, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Ontrack Data International, Inc. for the year ended December 31, 2001 incorporated in this prospectus by reference from Amendment No. 2 to the Registration Statement on Form S-3 of Kroll Inc. filed with the SEC on October 11, 2002 have been audited by Grant Thornton LLP, independent auditors, as stated in its report which is incorporated by reference in this prospectus, in reliance upon the Grant Thornton LLP report, given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Factual Data Corp. for the years ended December 31, 2002 and 2001 incorporated in this prospectus by reference from Factual Data Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by BDO Seidman, LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


=============================================

        No dealer, salesperson or other
person is authorized to give any information
or to represent anything not contained in
this prospectus. You must not rely on any                             Kroll Inc.
unauthorized information or representations.
This prospectus is an offer to sell only the
securities offered by this prospectus, but                           $175,000,000
only under circumstances and in jurisdictions               1.75% Convertible Subordinated
where it is lawful to do so. The information                  Notes due January 15, 2014
contained in this prospectus is current only
as of its date.
                                                                  4,991,087 Shares of
            --------------------                                     Common Stock

             TABLE OF CONTENTS
                                                                --------------------
                                       Page
                                       ----

Cautionary Statement Concerning Forward-
Looking Statements.....................
Additional Information.................                              [KROLL LOGO]
Incorporation of Documents By
  Reference............................
Summary................................
Summary Selected Consolidated Financial
  Data and Unaudited Pro Forma Data....
Risk Factors...........................                         --------------------
Use of Proceeds........................
Capitalization.........................
Ratio of Earnings to Fixed Charges.....
Price Range of Common Stock and
  Dividend Policy......................                       Date: ______________, 2004
Unaudited Pro Forma Condensed
  Combining Financial Statements.......
Description of Notes ..................
Book-Entry System......................
Description of Capital Stock...........
Certain Charter and By-Law Provisions..
Certain United States Federal Income
  Tax Considerations...................
Selling Securityholders................
Plan of Distribution...................
Legal Matters..........................
Experts................................
=========================================                  ==================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Registrant except as otherwise indicated.

       SEC Registration Fee (actual)..........................$  22,172.50
       Printing and engraving fees and expenses...............   50,000.00
       Legal fees and expenses................................   50,000.00
       Accounting fees and expenses...........................   25,000.00
       Miscellaneous  ........................................   10,000.00
                                                              ------------
       Total..................................................$ 157,172.50
                                                              ============

Item 15.         Indemnification of Directors and Officers.

        The Amended and Restated Certificate of Incorporation (the "Certificate") of the Registrant limits the liability of directors to the Registrant and its stockholders to the fullest extent permitted by Delaware General Corporation Law (the "Delaware Law"). Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to the Registrant or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     o under section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

     o for any transaction from which the director derived an improper personal benefit.

        The Certificate provides that the Registrant shall indemnify its officers and directors to the fullest extent permitted by the Delaware Law. Subject to limited exceptions, the Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise prohibited by law, the Certificate, the Registrant's amended and restated bylaws or agreements by which the Registrant is bound. The Registrant is required to advance expenses to its directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred are not exclusive.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

        The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated in this registration statement by reference to a prior filing of the Registrant under the Securities Act or the Securities Exchange Act of 1934, as amended, as indicated in parenthesis:

Exhibit
Number         Description
------         -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.4 to the Registrant's Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (Reg. No 222-75972), as filed with the Securities and Exchange Commission on May 3, 2002 (the "Post-Effective Amendment") and incorporated by reference herein).

3.2 Amended and Restated By-laws of the Registrant (previously filed as Exhibit 3.5 to the Post-Effective Amendment and incorporated by reference herein).

4.1 Indenture dated as of January 2, 2004 between the Registrant and The Bank of New York, as trustee.*

4.2 Form of Convertible Subordinated Note due 2015 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).

4.3 Registration Rights Agreement between the Registrant and Goldman, Sachs & Co., as representatives of the initial purchasers, dated January 2, 2004.*

5              Opinion of Kramer Levin Naftalis & Frankel LLP.*

8              Form of Opinion of Kramer Levin Naftalis & Frankel LLP.*

12             Statement of computation of ratio of earnings to fixed changes.*

23.1 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibits 5 and 8).*

23.2           Consent of Deloitte & Touche LLP.*

23.3           Consent of Deloitte & Touche LLP.*

23.4           Consent of Grant Thornton LLP.*

23.5           Consent of BDO Seidman, LLP.*

24.1 Power of Attorney (included on the signature page of this Registration Statement).

25             Statement of Eligibility of Trustee.*

*filed herewith.

Item 17.         Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 31st day of March, 2004.

                                   KROLL INC.

                                            By: /s/ Michael G. Cherkasky
                                               --------------------------------
                                            Name:  Michael G. Cherkasky
                                            Title: President and Chief Executive
                                                   Officer

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Jules B. Kroll and Michael
G. Cherkasky, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue thereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                         Title(s)                       Date
    ---------                         --------                       ----

/s/ Jules B. Kroll        Executive Chairman of the Board,       March 31, 2004
--------------------      Director
Jules B. Kroll

/s/ Michael G. Cherkasky  President, Chief Executive Officer     March 31, 2004
--------------------      and Director (Principal Executive
Michael G. Cherkasky      Officer)

/s/ Steven L. Ford        Chief Financial Officer, Vice          March 31, 2004
--------------------      President and Controller (Principal
Steven L. Ford            Financial and Accounting Officer)

/s/ Judith Areen          Director                               March 31, 2004
--------------------
Judith Areen

/s/ Peter A. Cohen        Director                               March 31, 2004
--------------------
Peter A. Cohen

                          Director                               March __, 2004
--------------------
Thomas E. Constance

/s/ Simon V. Freakely     President of Corporate Advisory and    March 31, 2004
--------------------      Restructuring Group and Director
Simon V. Freakely

/s/ Raymond E. Mabus      Director                               March 31, 2004
--------------------
Raymond E. Mabus

/s/ Michael D. Shmerling  President of Background Screening      March 31, 2004
--------------------      Services Group and Director
Michael D. Shmerling

/s/ J. Arthur Urciuoli    Director                               March 31, 2004
--------------------
J. Arthur Urciuoli

                                  Exhibit Index

Exhibit
Number         Description
------         -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.4 to the Registrant's Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (Reg. No 222-75972), as filed with the Securities and Exchange Commission on May 3, 2002 (the "Post-Effective Amendment") and incorporated by reference herein).

3.2 Amended and Restated By-laws of the Registrant (previously filed as Exhibit 3.5 to the Post-Effective Amendment and incorporated by reference herein).

4.1 Indenture dated as of January 2, 2004 between the Registrant and The Bank of New York, as trustee.*

4.2 Form of Convertible Subordinated Note due 2015 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).

4.3 Registration Rights Agreement between the Registrant and Goldman, Sachs & Co., as representative of the initial purchasers dated January 2, 2004.*

5              Opinion of Kramer Levin Naftalis & Frankel LLP.*

8              Form of Opinion of Kramer Levin Naftalis & Frankel LLP.*

12             Statement of computation of ratio of earnings to fixed changes.*

23.1 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibits 5 and 8).*

23.2           Consent of Deloitte & Touche LLP.*

23.3           Consent of Deloitte & Touche LLP.*

23.4           Consent of Grant Thornton LLP.*

23.5           Consent of BDO Seidman, LLP.*

24.1 Power of Attorney (included on the signature page of this Registration Statement).

25             Statement of Eligibility of Trustee.*

*filed herewith.